AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 14, 2005

                                                  Registration No.
                                                                      ----------



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM SB-2


                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933



                              SENSE HOLDINGS, INC.
                              --------------------
                 (Name of Small Business Issuer in Its Charter)


          Florida                    334110                   82-0326560
          -------                    ------                   ----------
      (State or Other          (Primary Standard                (I.R.S.
      Jurisdiction of              Industrial                  Employer
       Incorporation             Classification             Identification
      or Organization)               Number)                      No.)


                         4503 NW 103rd Avenue, Suite 200
                                Sunrise, FL 33351
                                (954) 726 - 1422
                         ------------------------------
          (Address and Telephone Number of Principal Executive Offices)


                          Dore Scott Perler, President
                         4503 NW 103rd Avenue, Suite 200
                                Sunrise, FL 33351
                                (954) 726 - 1422
                         ------------------------------
            (Name, Address and Telephone Number of Agent For Service)

                         ------------------------------

                        Copies of all communications to:

                             Joseph D. Garrity, Esq.
                       Joseph D. Garrity, Esq., Chartered
                               5001 NW 121st Drive
                             Coral Springs, FL 33076
                            Telephone: (954) 821-7204

Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                            CALCULATION OF REGISTRATION FEE
                                                             Proposed               Proposed
   Title of Each                                              Maximum                Maximum               Amount of
Class of Securities                   Amount to be         Offering Price           Aggregate            Registration
  to be Registered                     Registered          Per Security           Offering Price             Fee
--------------------                  ------------         --------------         --------------         ------------
Common Stock, par value
$.10 per share(1)                      1,250,000             $    0.18            $ 225,000(1)           $  28.51(1)
                                                                                                         --------

Total Registration Fee                                                                                   $  28.51
                                                                                                         ========

         (1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457, based upon the average of the closing bid and asked prices for the common stock on January 14, 2005 of $.18.

Sense Holdings, Inc., hereby files this registration statement on January 14, 2005, or such other dates as may be necessary to delay its effective date until Sense Holdings, Inc., shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on the date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine and in accordance with Rule 473(a) of Regulation C.

                     Subject to Completion January 14, 2005

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


         PROSPECTUS


                              SENSE HOLDINGS, INC.


                        1,250,000 SHARES OF COMMON STOCK


         This prospectus covers 1,250,000 shares of common stock of Sense Holdings, Inc. being offered by certain selling security holders. We will not receive proceeds from the sale of shares by the selling security holders.

         Our common stock is traded over-the counter, on the OTC Bulletin Board, under the trading symbol "SEHO" (previously CTSMD). On January 14, 2005, the closing price for our common stock was $.18. There is currently only a limited trading market in our common stock and we do not know whether an active trading market will develop.



                  THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4.


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




                 The date of this prospectus is __________, 2005

                               PROSPECTUS SUMMARY

         THE COMPANY

         Sense Holdings, Inc. is a Florida corporation. We design, develop, manufacture and sell fingerprint-based identification products and systems that incorporate state-of-the-art biometric technology to verify a person's identity. We have developed two turn-key integrated applications that incorporate our proprietary BioClock(R) hardware platform:

         o Our "CheckPrint(R) T/A" systems are designed primarily for use by employers desiring to verify the presence of employees at the workplace, and to monitor their time and attendance at work.

         o Our "CheckPrint(R) A/C" systems are designed to permit access to locked buildings, offices or other secured areas only to selected individuals, whose identities can be verified using our fingerprint identification software.

         We have also licensed certain patented technology designed to detect unexploded ordinance including bombs, grenades, shells, rockets, and other explosive devices. We believe that this technology will enable us to develop products for governmental use, as well as for security-related applications including airport security. No products have yet been developed incorporating the licensed technology.

         Our executive offices are located at 4503 NW 103rd Avenue, Suite 200, Sunrise, FL 33351, and our telephone number there is (954) 726-1422. References in this prospectus to "we", "us" and "our," are to Sense Holdings, Inc. and its wholly-owned subsidiary, Micro Sensor Technologies, Inc.

         THE OFFERING

         Common Stock Outstanding:

              Prior to this Offering .................32,572,858 shares

              After this Offering ....................32,572,858 shares, including 9,527,590 shares
                                                      covered by this prospectus
                                                      that are issuable upon
                                                      exercise of outstanding
                                                      warrants.

              Common Stock Reserved ..................3,423,334 have been granted, under our stock
                                                      option plans, and 76,666
                                                      shares covered by
                                                      incentive plans have not
                                                      yet been granted. Also,
                                                      9,527,590 shares that are
                                                      issuable upon exercise of
                                                      outstanding warrants.

SELECTED FINANCIAL DATA

The following summary of our financial information has been derived from our consolidated financial statements that are included elsewhere in this prospectus. The information for the years ended December 31, 2003 and 2002 is derived from our audited consolidated financial statements as filed with the Securities and Exchange Commission and the information for the nine months ended September 30, 2004 and 2003 is derived from our unaudited consolidated financial statements as filed with the Securities and Exchange Commission.

OPERATION DATA
------------------
                                         NINE MONTHS ENDED
                                           SEPTEMBER 30,                             YEARS ENDED DECEMBER 31,
                                           -------------                             ------------------------
                                     2004                 2003                       2003                 2002
                                     ----                 ----                       ----                 ----
OPERATIONS DATA                   (UNAUDITED)          (UNAUDITED)
Net sales                         $   112,766          $ 378,669                  $   444,147         $   145,363
Cost of sales                     $    24,168          $ 149,407                  $   169,681         $    49,532
Gross profit                      $    88,598          $ 229,262                  $   274,466         $    95,831
Loss from operations              $  (897,381)         $(843,211)                 $(1,251,829)        $(1,879,737)
Net loss                          $(1,001,749)         $(872,259)                 $(1,409,675)        $(2,572,815)
Net loss per share                $     (0.04)         $   (0.05)                 $     (0.08)        $     (0.17)

BALANCE SHEET DATA
                                SEPTEMBER 30, 2004                             DECEMBER 31, 2003
                                ------------------                             -----------------
                                   (UNAUDITED)
Working capital
(deficit)                           $1,022,637                                    $  (328,580)
Total assets                        $1,176,642                                    $   529,652
Current assets                      $1,148,558                                    $   492,854
Long-term debt                      $        -                                    $         -
Stockholders' equity
(deficit)                           $1,050,721                                    $  (291,782)

RISK FACTORS

Readers should carefully consider the following risk factors and all other information contained in this Registration Statement. Investing in our common stock involves a high degree of risk. Any of the following risks could adversely affect our business, financial condition and results of operations and could result in a complete loss of your investment. No assurances can be given that the risks and uncertainties described below are the only risks and uncertainties that we face.

RISKS RELATED TO OUR BUSINESS

OUR WEAK FINANCIAL CONDITION HAS RAISED, AND WILL LIKELY CONTINUE TO RAISE, SUBSTANTIAL DOUBT REGARDING OUR ABILITY TO CONTINUE AS A "GOING CONCERN," WE HAVE EXPERIENCED HISTORICAL LOSSES WE MAY HAVE TO CEASE OPERATIONS IF WE DO NOT GENERATE MEANINGFUL REVENUE AND ACHIEVE PROFITABILITY AND INVESTORS MAY LOSE THEIR INVESTMENT. We have incurred substantial operating and net losses, as well as negative operating cash flows, since our inception. For the fiscal years ended December 31, 2003 and 2002 and for the nine months ended September 30, 2004, we experienced net losses of ($1,409,675), ($2,572,815) and $(1,001,749), respectively. At September 30, 2004, we had an accumulated deficit of ($8,729,520). Our operating results for future periods will include significant expenses, including product development expenses, sales and marketing costs, programming and administrative expenses, for which we may not have offsetting revenues or available capital. As a result, we may never generate meaningful revenue and/or achieve profitability in the future.

Our current significant working capital deficit at December 31, 2003, among other factors, resulted in our independent certified public accountants modifying their audit report on our consolidated financial statements for the fiscal years ended December 31, 2003 and 2002 to express substantial doubt as to our ability to continue as a going concern. We remain in need of substantial additional investment capital to fund our longer-term operating needs, including the servicing of our remaining debt obligations and the conducting of those marketing activities we believe necessary to achieve meaningful sales growth.

OUR BUSINESS IS CAPITAL INTENSIVE AND ADDITIONAL FINANCING MAY NOT BE AVAILABLE, AS SUCH, ESPECIALLY IN LIGHT OF OUR HISTORICAL LOSSES, WE MAY HAVE TO CEASE OPERATIONS AND INVESTORS MAY LOSE THEIR INVESTMENT. Our operations are capital intensive and our growth and ongoing operations will consume a substantial portion of our available working capital. We have engaged in numerous financing activities over the past few years but have been unable to utilize the funds raised to achieve positive financial results. Furthermore, we will require additional capital in order to fund our operations, and we do not have any commitments for additional financing. Additional funding, if required, may not be available, or if available, may not be available upon favorable terms. Insufficient funds will prevent, or delay, us from implementing our business strategy. Due to our small revenue base, low level of working capital and the inability to conclude development agreements with major manufacturing companies, we have been unable aggressively pursue our product development strategy to date. We will require significant additional financing and/or a strategic alliance with a well-funded development partner to undertake our business plan. Failure to receive additional funding or enter into a strategic alliance could limit our growth, limit our likelihood of profitability and worsen our financial condition and may correspondingly decrease the market price of our common stock, or may cause us to cease operations all together.

OUR CONTINUED SALE OF EQUITY SECURITIES WILL DILUTE EXISTING SHAREHOLDERS AND MAY DECREASE THE MARKET PRICE FOR OUR COMMON STOCK. Given our limited revenues and prospect for revenues for the 2005 fiscal year, we will require additional financing which will require the issuance of additional equity securities. We expect to continue our efforts to acquire further financing in the future to fund additional marketing efforts, product development expenses, programming and administrative expenses, which will result in future dilution to existing outstanding shareholders.

BECAUSE WE ARE DEPENDENT UPON A FEW MAJOR CUSTOMERS FOR SUBSTANTIALLY ALL OF OUR CURRENT SALES, THE LOSS OF ANY ONE OF THEM WOULD REDUCE OUR REVENUES, LIQUIDITY AND HINDER OUR ABILITY TO BECOME PROFITABILITY, AS SUCH, WE MAY HAVE TO CEASE OPERATIONS AND INVESTORS MAY LOSE THEIR INVESTMENT. Significant portions of our sales to date have been, and will continue to be, made through a small number of significant customers. Specifically, four customers accounted for approximately eighty-seven percent (87%) of our revenues for the fiscal year ended December 31, 2003. Specifically, American Airlines accounted for 33%, Federal Express accounted for 26.8%, Just for Kids accounted for 14.7% and Pearson Education accounted for 13.4%. These same four customers account for eighty percent (80%) of the accounts receivable at year ending December 31, 2003. Just for Kids accounted for 26.5%, Federal Express accounted for 22.4%, American Airlines accounted for 18.5% and Pearson Education accounted for 12.8%. Substantially all of the sales during the nine months ended September 30, 2004, were derived from two customers, American Airlines and Federal Express. These two customers accounted for 57% of the outstanding accounts receivable at September 30, 2004. Any disruption in our relationships with one or more of these customers, or any significant variance in the magnitude or the timing of orders from any one of these customers, may result in decreases in our results of operations, liquidity and cash flows. Any such decreases may correspondingly decrease the market price of our common stock.

WE DEPEND ON THE CONTINUED SERVICES OF OUR EXECUTIVE OFFICERS AND THE LOSS OF A KEY EXECUTIVE COULD SEVERELY IMPACT OUR OPERATIONS, CAUSE DELAY AND ADD EXPENSE TO OUR OPERATION. The execution of our present business plan depends on the continued services of Dore Scott Perler, our Chief Executive Officer and President, Andrew Goldrich, our Chief Financial Officer and Vice President, and Shawn Tartaglia, our Chief Technical Officer. We do not currently maintain key-man insurance on their lives. While we have entered into employment agreements with each of them, the loss of any of their services would be detrimental to our business, financial condition and results of operations. We may not retain or replace the services of our key officers.

WE HAVE ELECTED NOT TO VOLUNTARILY ADOPT VARIOUS CORPORATE GOVERNANCE MEASURES, WHICH MAY RESULT IN SHAREHOLDERS HAVING LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS. Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. We have not yet adopted these corporate governance measures and, since our securities are not yet listed on a national securities exchange or Nasdaq, we are not required to do so. However, to the extent we seek to have our Common Stock listed on a national securities exchange or Nasdaq, such requirements will require us to make changes to our current corporate governance practices, which changes may be costly and time consuming. Furthermore, the absence of such practices with respect to our Company may leave our shareholders without protections against interested director transactions, conflicts of interest and similar matters. As an example of one Sarbanes-Oxley requirement, currently none of the members of our board of directors are considered to be "independent" for purposes of Sarbanes-Oxley. We may not be able to attract a sufficient number of directors in the future to satisfy this requirement if it becomes applicable to us.

FAILURE OF OUR INTERNAL SYSTEMS MAY CAUSE SYSTEM DISRUPTIONS, REDUCE LEVELS OF CUSTOMER SERVICE, AND OTHERWISE DAMAGE OUR OPERATIONS WHICH COULD LEAD TO LOST SALES AND MAY INCREASE OUR OVERHEAD WHICH WOULD ADD EXPENSE AND DELAY OUR OPERATIONS. We use internally developed systems to operate our service and for transaction processing, including billing and collections processing. We must continually improve these systems in order to meet the level of use. Furthermore, in the future, we may add features and functionality to our products and services using internally developed or third party licensed technologies. Our inability to:

         a) add software and hardware;

         b) develop and upgrade existing technology, transaction processing systems and network infrastructure to meet increased volume through our processing systems; or

         c) provide new features or functionality may cause system disruptions, slower response times, reductions in levels of customer service, decreased quality of the user's experience, and delays in reporting accurate financial information. Any such failure could result in a loss of business and worsen our financial condition and may correspondingly decrease the market price of our common stock.

RISKS RELATED TO OUR INTELLECTUAL PROPERTY

WE HAVE ACQUIRED LICENSE RIGHTS TO CERTAIN PATENTED INTELLECTUAL PROPERTY; HOWEVER, WE MAY NOT BE SUCCESSFUL IN DEVELOPING OR MARKETING COMMERCIALLY VIABLE PRODUCTS INCORPORATING THE INTELLECTUAL PROPERTY, WHICH COULD ADD EXPENSE AND DELAY OPERATIONS. We acquired Micro Sensor and the MEMS technology but have not yet commercially exploited such intellectual property through the development of final products. Although we may never develop or market products incorporating the intellectual property, we may still remain responsible for paying minimum annual royalties to the licensor.

WE WILL BE REQUIRED TO PAY MINIMUM ANNUAL ROYALTIES FOR LICENSED INTELLECTUAL PROPERTY EVEN IF WE UNABLE TO GENERATE REVENUES FROM OUR USE OF THE INTELLECTUAL PROPERTY, WHICH COULD ADD EXPENSE AND DELAY OPERATIONS. We have agreed to pay UT-Battelle, the operator of the Department of Energy's Oak Ridge National Laboratory, 2.5% of revenues we generate from sales of products incorporating the technology we have licensed. Even if we are unsuccessful in either developing or marketing products incorporating the licensed technology, we have agreed to pay UT-Battelle minimum annual royalties during each year of the license agreement. Minimum annual royalties of $6,125 paid on the new third anniversary date of June 2004, $10,000 due on the fourth anniversary date, $15,000 due on the fifth anniversary date, $20,000 due on the sixth anniversary date and $25,000 for the seventh and succeeding anniversary years of the term. The term ends June 2016. The payment of these minimum annual royalties absent offsetting revenues from product sales may result in decreases in our results of operations, liquidity and cash flows. Any such decreases may correspondingly decrease the market price of our common stock.

THERE IS UNCERTAINTY OVER WHETHER INTELLECTUAL PROPERTY WE HAVE LICENSED, OPTIONED OR OTHERWISE HAVE RIGHTS TO INFRINGE ON THE RIGHTS OF THIRD PARTIES, WHICH COULD ADD EXPENSE AND DELAY OPERATIONS. We acquired Micro Sensor from its shareholders, including UTEK Corporation. While UTEK has represented to us that, to the best of their knowledge, Micro Sensor's licensed explosive detection technology does not infringe on the rights of any third party, UTEK has also advised us that they did not undertake a formal patent search or other investigation as to whether the detection technology infringes on the rights of any third party. In the event it is ultimately found that this technology does infringe on the rights of a third party, we may be prohibited from developing or marketing products incorporating the technology, we may remain responsible for paying minimum annual royalties to the licensor and we may be liable for damages to the third party upon whose technology we may have infringed.

WE MAY BE UNABLE TO PROTECT OUR PROPRIETARY RIGHTS, THEREBY PERMITTING COMPETITORS TO DEVELOP THE SAME OR SIMILAR PRODUCTS AND TECHNOLOGIES TO OURS, WHICH COULD ADD EXPENSE AND DELAY OPERATIONS. Our future results and ability to compete will be dependent, in large part, upon the marketing and sales of our developed proprietary products and technologies, the development of future proprietary products and technologies and the commercialization of licensed and purchased patented technologies. We intend to rely primarily upon copyright, trade secret and trademark laws to protect the proprietary components of our systems. While we have filed U.S. patent applications covering certain of our systems, the patent applications may not result in the issuance patent. Additionally, if granted, any patent may be successfully challenged and will not provided us with meaningful proprietary protections or that we may not have the financial resources to mount sustained patent defense. Also, while we have licensed or optioned certain patented technologies, the validity of these patents may be challenged in the future or a claim of infringement of a holder of a previously filed patent may be claimed. We could also incur substantial costs in asserting our intellectual property or proprietary rights against others or if others assert their rights against us. The failure to successfully protect our intellectual property and proprietary rights could enable others to duplicate or claim rights to our products and systems or otherwise develop similar or competitive products and systems which may result in decreases in our results of operations, liquidity and cash flows. Any such decreases may correspondingly decrease the market price of our common stock.

RISKS RELATED TO THE INDUSTRIES IN WHICH WE OPERATE

WE FACE SEVERE COMPETITION FROM TIME AND ATTENDANCE PROVIDERS, SECURITY COMPANIES, IN GENERAL, BIOMETRIC SECURITY DEVICE PROVIDERS, EXPLOSIVE DETECTION COMPANIES AND KEYLESS VEHICLE OPERATION COMPANIES, MANY OF WHOM HAVE GREATER RESOURCES THAN WE DO, WHICH COULD CAUSE US TO LOSE SALES ADD EXPENSE AND DELAY OUR OPERATIONS.. We may be unable to effectively compete in the marketplaces in which we operate. We engage in providing time and attendance resources to employers in several sectors of the marketplace. We also provide building access control security devices, and we are developing technologies for explosive detection and the keyless operation of vehicles.

Our time and attendance and control access security devices incorporate biometric fingerprint technology, "smartcard" technology, or other data input technologies. We will compete with other providers of time and attendance services, as well as with access control, security companies. Our competitors in time and attendance applications include Kronos, Simplex, Smartime Software, Time and Tech.com and Unitime Systems. Other biometric technology providers include Identix, Secugen, Bioscrypt, and Fujitsu. These providers use traditional technologies employed in identification and access control, as well as biometric technologies.

Our explosive detection technology is still in the developmental stage as it incorporates the MEMS technology, which has yet to be commercially exploited. There are several other explosive detection providers that have significant inroads to the market sector. There are also government compliance issues that certain of our competitors in this field have already overcome. One specific competitor is Invision Technologies, Inc., which has agreed to be acquired by GE Infrastructure, a unit of General Electric, for $900 million. Invision's technology is not MEMS-based and it is widely used by the U.S. Transportation and Safety Administration.

Most of these competitors have a longer operating history than we do and many of them have substantially greater financial and other resources than we do. As a result, we will likely encounter greater difficulty in implementing our business plans than will our competitors. The introduction of similar or superior products by current or future competitors may result in decreases in our results of operations, liquidity and cash flows. Any such decreases may correspondingly decrease the market price of our common stock.

WE ARE DEPENDENT UPON THIRD PARTY SOFTWARE, AND IF WE HAVE DIFFICULTY OBTAINING NECESSARY SOFTWARE, WE WILL BE UNABLE TO MEET CONTRACTUAL OBLIGATIONS, WHICH COULD CAUSE US TO LOSE SALES AND ADD EXPENSE AND DELAY OUR OPERATIONS. We license software from Integrated Design, Inc. pursuant to a contract that enables the data gathered by CheckPrint(R) T/A systems to be formatted and transmitted to third party payroll services. Either party, on ninety days prior written notice with or without cause, may terminate such agreement. In the event such agreement was terminated, we would be required to license similar software from a third party vendor or develop our own links for data export. Any failure or delay in licensing or developing such software could result in our inability to meet our contractual obligations and may result in decreases in our results of operations, liquidity and cash flows. Any such decreases may correspondingly decrease the market price of our common stock.

OTHER TYPES OF BIOMETRIC SECURITY DEVICES ARE BEING DEVELOPED AND MARKETED, AND WE ARE UNCERTAIN IF FINGERPRINT BIOMETRIC SECURITY DEVICES WILL BE ACCEPTED IN THE MARKETPLACE, WHICH COULD CAUSE US TO LOSE SALES ADD EXPENSE AND DELAY OUR OPERATIONS.. Our developed products incorporate fingerprint biometrics as the basis for authenticating a person's identity. Other forms of biometric identification, including iris scanning, voice patterns and signature verification, are being marketed, developed and tested, both by us and others. We have integrated several other forms of biometrics into our products on a proto-type basis, but the fingerprint remains our standard offering. Our future results will be dependent on our ability to successfully market our biometric systems and support services to end-users, distributors and resellers. Successful marketing will depend upon the acceptance of fingerprint biometrics as a preferred form of identification. We have not commissioned a formal market or research study to determine whether fingerprint identification is preferred to other forms of biometric identification or whether sufficient demand for our products and services exists to enable us to sustain operations, expand or achieve profitability. A lack of demand for fingerprint biometric systems could reduce our revenues of approximately $450,000, attributable almost exclusively to sales of systems incorporating a fingerprint biometric, and may result in decreases in our results of operations, liquidity and cash flows. Any such decreases may correspondingly decrease the market price of our common stock.

OUR PRODUCTS RELY ON FINGERPRINT BIOMETRICS AND THE LACK OF TECHNOLOGICAL DIVERSIFICATION IN OUR PRODUCTS COULD CAUSE OUR RESULTS TO SUFFER, WHICH COULD CAUSE US TO LOSE SALES ADD EXPENSE AND DELAY OUR OPERATIONS. Almost all of our products and systems incorporate fingerprint biometric technology. Our future results may depend on the continued reliability and acceptance of Biometrics as a method of identity verification. As a result, in the event of unforeseen adverse events in the development, enhancement, reliability, marketing or acceptance of fingerprint biometrics, we will be unable to temper its effects by relying upon sales of other products. In addition, we do not currently know when products under development incorporating other biometrics, explosive detection technology and keyless vehicle operation will generate revenues, or whether they can be successfully marketed. In light of our lack of product diversification unforeseen events related to our narrow product offering may result in decreases in our results of operations, liquidity and cash flows. Any such decreases may correspondingly decrease the market price of our common stock.

TRADING IN OUR COMMON STOCK DURING 2004 WAS LIMITED, SO OUR SHAREHOLDERS MAY NOT BE ABLE TO SELL AS MUCH STOCK AS THEY WANT AT PREVAILING PRICES. Shares of the common stock are traded on the OTCBB. Approximately 180,000 shares were traded on an average daily trading basis during 2004. If limited trading in the common stock continues, it may be difficult for our shareholders to sell in the public market at any given time at prevailing prices. Also, the sale of a large block of our common stock at any time could depress the price of our common stock to a greater degree than a company that typically has higher volume of trading of securities.

THE LIMITED PRIOR PUBLIC MARKET AND TRADING MARKET MAY CAUSE POSSIBLE VOLATILITY IN OUR STOCK PRICE WHICH MAY CAUSE YOU TO LOSE SOME OR ALL OF YOUR INVESTMENT. There has only been a limited public market for our common stock and an active trading market in our common stock may not be maintained. The OTCBB is an unorganized, inter-dealer, over-the-counter market that provides significantly less liquidity than NASDAQ, and quotes for stocks included on the OTCBB are not listed in the financial sections of newspapers, as are those for the NASDAQ Stock Market. In addition, the stock market in recent years has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies. The trading price of our common stock is expected to be subject to significant fluctuations in response to variations in quarterly operating results, changes in analysts' earnings estimates, announcements of innovations by us or our competitors, general conditions in the industry in which we operate and other factors. These fluctuations, as well as general economic and market conditions, may decrease the market price of our common stock.

THE MARKET PRICE FOR OUR COMMON STOCK MAY BE SUBJECT TO EXTREME VOLATILITY, WHICH MAY CAUSE YOU TO LOSE SOME OR ALL OF YOUR INVESTMENT. The market for securities of high-technology companies, including companies such as ours that participate in emerging markets, has historically been more volatile than the market for stocks in general. As a result, the price of our common stock may be subject to wide fluctuations in response to factors some of which are beyond our control, including, without limitation, the following:

o        Quarter-to-quarter variations in our operating results;

o        Our announcement of material events;

o        Price fluctuations in sympathy to others engaged in our industry; and,

o        The effects of media coverage of our business.

PENNY STOCK REGULATIONS MAY IMPOSE CERTAIN RESTRICTIONS ON MARKETABILITY OF THE COMPANY'S SECURITIES, WHICH MAY CAUSE YOU TO LOSE SOME OR ALL OF YOUR INVESTMENT. The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. As a result, our common stock is subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our securities and may affect the ability of investors to sell our securities and the price at which such purchasers can sell any such securities.

Our shareholders should be aware that, according to the Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

o Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

o Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

o "Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

o Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

o The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.

ADDITIONAL AUTHORIZED SHARES OF COMMON STOCK AND PREFERRED STOCK AVAILABLE FOR ISSUANCE MAY DECREASE THE MARKET PRICE FOR OUR COMMON STOCK. We are authorized to issue 100,000,000 shares of common stock. As of January 14, 2005, there were 32,572,858 shares of common stock issued and outstanding. However, the total number of shares of common stock issued and outstanding does not include shares reserved in anticipation of the exercise of options or warrants. As of January 14, 2005, we had outstanding stock options and warrants to purchase approximately 12,027,590 shares of common stock, the exercise price of which are between $0.16 per share to $1.50 per share, and we have reserved shares of common stock for issuance in connection with the potential exercise thereof. Of the reserved shares, a total of 3,500,000 shares have been reserved in connection with our 1999 and 2001 Stock Option Plans, of which options to purchase or common shares in an aggregate of 1,465,000 and 1,958,334 shares or options have been issued under the respective stock option plans. The remainder of shares or options is 76,666 that are reserved for issuance and available for the stock or options granted pursuant to the terms of the respective plans. To the extent stock is granted or options and warrants are exercised, the holders of the common stock will experience further dilution. In addition, in the event that any future financing should be in the form of, be convertible into or exchangeable for, equity securities, and upon the exercise of options and warrants, investors may experience additional dilution.

WE MAY ISSUE PREFERRED STOCK, WHICH MAY DECREASE THE MARKET PRICE FOR OUR COMMON STOCK AND MAY HAVE RIGHT SUPERIOR TO YOUR COMMON STOCK RIGHTS. In addition to the above-referenced shares of common stock that we may issue without shareholder approval, we have the right to authorize and issue preferred stock. We presently have no issued and outstanding shares of preferred stock and while we have no present plans to issue any shares of preferred stock, our Board of Directors has the authority, without shareholder approval, to create and issue one or more series of such preferred stock and to determine the voting, dividend and other rights of holders of such preferred stock. The issuance of any of such series of preferred stock may have superior rights to the holders of common stock.

OUR COMMON STOCK IS THINLY TRADED AND AN ACTIVE AND VISIBLE TRADING MARKET FOR OUR COMMON STOCK MAY NOT DEVELOP AND MAY DECREASE TO MARKET PRICE OF OUR COMMON STOCK AND MAY CAUSE YOU TO LOSE SOME OR ALL OF YOUR INVESTMENT. Our common stock is currently traded on a limited basis on the OTC Bulletin Board under the symbol "SEHO". The quotation of our common stock on the OTCBB does not assure that a meaningful, consistent and liquid trading market currently exists. We cannot predict whether a more active market for our common stock will develop in the future. In the absence of an active trading market:

o Investors may have difficulty buying and selling or obtaining market quotations;

o        Market visibility for our common stock may be limited; and

o A lack of visibility for our common stock may have a depressive effect on the market price for our common stock.

OTHER RISKS

LIMITATION ON DIRECTOR/OFFICER LIABILITY MAY LIMIT THE AMOUNT YOU CAN RECOVERY FROM A BREACH OF AN OFFICER OR DIRECTOR. As permitted by Florida law, our certificate of incorporation limits the liability of our directors for monetary damages for breach of a director's fiduciary duty except for liability in certain instances. As a result of our charter provision and Florida law, shareholders may have limited rights to recover against directors for breach of fiduciary duty. In addition, our certificate of incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by law. Thus your right to recover damages as a shareholder may be limited.

THE SALE OF SHARES ELIGIBLE FOR FUTURE SALE COULD HAVE A DEPRESSIVE EFFECT ON THE MARKET PRICE FOR OUR COMMON STOCK AND COULD CUASE YOU TO LOSE SOME OR ALL OFYOUR IVESTMENT.

As of the date of this prospectus, there are 32,572,858 shares of common stock issued and outstanding.

Of the currently issued and outstanding shares, 32,572,858 shares of our common stock (of which 2,476,530 shares are owned by our officers, directors and principal shareholders) have been registered for resale or will have been held for in excess of one year and are currently available for public resale pursuant to Rule 144 promulgated under the Securities Act ("Rule 144"). The resale of our shares of common stock owned by officers, directors and affiliates is subject to the volume limitations of Rule 144. In general, Rule 144 permits our shareholders who have beneficially owned restricted shares of common stock for at least one year to sell without registration, within a three-month period, a number of shares not exceeding one percent of the then outstanding shares of common stock. Furthermore, if such shares are held for at least two years by a person not affiliated with us (in general, a person who is not one of our executive officers, directors or principal shareholders during the three month period prior to resale), such restricted shares can be sold without any volume limitation. In addition, 1,250,000 common shares of stock are covered by this prospectus and may be publicly resold on the effective date of the registration statement of which this prospectus forms a part.

Sales of our common stock under Rule 144 or pursuant to such registration statement may have a depressive effect on the market price for our common stock.

IT IS NOT POSSIBLE TO FORESEE ALL RISKS WHICH MAY AFFECT US. MOREOVER, WE CANNOT PREDICT WHETHER WE WILL SUCCESSFULLY EFFECTUATE OUR CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SHARES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHERS, THE RISK FACTORS DISCUSSED ABOVE.

                                 CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2004. The table should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. The table does not give effect to:

o the issuance of up to 2,345,000 shares in the event options that have been granted are exercised;

o the issuance of up to 9,682,590 shares in the event that outstanding common stock purchase warrants are exercised; or

                                            September 30, 2004
                                            ------------------
                                                (Unaudited)
Shareholders' deficit:

     Common stock, $.10 par value,
     100,000,000 shares authorized,
     31,444,094 shares issued and
     outstanding                               $  3,144,410

     Additional paid-in capital                $  6,786,568

     Accumulated deficit                       $ (8,729,520)

     Deferred compensation                     $   (150,737)
                                               ------------

Total shareholders' deficit                    $  1,050,721
                                               ============


                                 USE OF PROCEEDS

We will not receive any proceeds by the sale of shares by the selling securities holders.

                 PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Our common stock is currently traded on a limited basis on the Over-the-Counter Bulletin Board under the symbol "SEHO" (previously CTSMD). Prior to February 28, 2000, our common stock was listed on the National Quotation Bureau's "Pink Sheets." The reported high and low bid prices for our common stock are shown below for the period from April 1, 2002 through September 30, 2004. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions. The quotation of our common stock on the OTC Bulletin Board does not assure that a meaningful, consistent and liquid trading market for such securities currently exists and, in fact at the present time, such a market does not exist.

         Period                                     High              Low
         ---------                                 ------           --------

         Second Quarter ended 6/30/02              $0.92              $0.45
         Third Quarter ended 9/30/02               $0.65              $0.31
         Fourth Quarter ended 12/31/02             $0.57              $0.34

         First Quarter ended 3/31/03               $0.52              $0.25
         Second Quarter ended 6/30/03              $0.32              $0.16
         Third Quarter ended 9/30/03               $0.40              $0.15
         Fourth Quarter ended 12/31/03             $0.32              $0.18

         First Quarter ended 3/31/04               $0.42              $0.22
         Second Quarter ended 6/30/04              $0.59              $0.21
         Third Quarter ended 9/30/04               $0.25              $0.13
         Fourth Quarter ended 12/31/04             $0.14              $0.36

On January 11, 2005, the last sale price of our common stock as reported on the OTCBB was $0.18.

As of January 14, 2005, our common stock is owned of record by approximately 900 holders. We have never paid cash dividends on our common stock. We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors.

The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of these securities. In addition he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them.

                           FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements. Forward-looking statements express our expectations or predictions of future events or results. They are not guarantees and are subject to many risks and uncertainties. There are a number of factors - many beyond our control - they could cause actual events or results to be significantly different from those described in the forward-looking statement. Any or all of our forward-looking statements in this report or in any other public statements we make may turn out to be wrong.

Forward-looking statements might include one or more of the following:

o        Projections of future revenue;

o        Anticipated purchase orders and/or product delivery dates;

o Descriptions of plans or objectives of management for future operations, products or services;

o        Forecasts of future economic performance; and,

o Descriptions or assumptions underlying or relating to any of the above items.

Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate","estimate", "expect", "project", "intend", "plan", "believe" or words of similar meaning. They may also use words such as "well", "would", "should", "could" or "may".

Factors that may cause our actual results to differ materially from those described in forward-looking statements include:

o        Our early stage of development makes evaluating us difficult;

o We have experienced historical losses and an accumulated deficit and we may not become profitable;

o We will require additional capital or alternative financing and funding may not be available to us on acceptable terms;

o Our competitors are financially stronger than we are and we may be unable to compete effectively or become a competitive force in our industry;

o We are dependent upon third-party software, our access to which may be cancelled on 90 days' notice;

o Biometric security devices may not be accepted in the marketplace or may be replaced by alternative technologies;

o We may be unable to develop applications for the technology we acquired from Micro Sensor Technology Inc., and we are obligated to pay royalties to the technology owner even if we do not develop commercial applications for the technology;

o        We may be unable to protect our proprietary rights;

o Our stock is thinly traded and in the absence of an active trading market, investors may have difficulty reselling their shares;

o As an emerging technology company, the market price for our common stock is subject to wide fluctuations; and,

o The other risks identified from time-to-time in our various filings with the United States Securities and Exchange Commission, including those described elsewhere in this prospectus under risk factors.


           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following analysis of the results of operations and financial condition of our Company should be read in conjunction with the consolidated financial statements of Sense Holdings, Inc. for the nine months ending September 30, 2004 and year ended December 31, 2003 and notes thereto contained in the Report on Form 10-KSB and Form 10-QSB, respectively, of Sense Holdings, Inc. as filed with the Securities and Exchange Commission.

RESULTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2004 AS COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2003

REVENUES

For the nine months ended September 30, 2004, we generated revenues of $112,766. The cost of goods sold was $24,168 resulting in a gross profit of $88,598 and a gross profit percentage of 79% for the nine months ended September 30, 2004. For the nine months ended September 30, 2003, we generated revenues of $378,669. The cost of goods sold was $149,407 resulting in a gross profit of $229,262 and a gross profit percentage of 61%. The decrease in revenues generated was $265,903 or a decrease of 70%. The decrease is mainly attributed to the fact that four major clients purchased our goods and services in the previous period. Two of the major clients began to purchase under their respective master purchase agreements after initial pilot installations. The sales to these customers have slowed down. Additionally, through June 2004, we lacked working capital funds to spend on marketing and advertising programs. Also, we have dedicated man hours and resources to the acquisition and marketing of intellectual property during the nine months of 2004, which has taken away from sales efforts of our existing product line. We believe the decrease is only temporary because we are further into the sales cycle for the intellectual property. In addition, we are refocusing on the sale of our existing product line, expanding our existing product line and have the capital to engage in effective sale efforts. The increase in gross profit percentage of 18% is mainly attributed to a higher percentage of revenues generated from the sale of professional services and maintenance fees versus from the sale of our products during the nine months ended September 30, 2004 as compared to the nine months ended September 30, 2003. There is a lower margin on the sale of our product versus the sale of professional services. Our revenue breakdown is summarized below:

                                                Nine Months Ended
                                                  September 30,
                                                 2004      2003
                                               -------   --------
       Revenues:
         Sale of tangible products .........   $71,377   $378,669
         Consulting services and
            maintenance ....................    41,389          -
                                               -------   --------

            Total revenues .................  $112,766   $378,669
                                              --------   --------

At September 30, 2004, accounts receivables and inventories are unusually high considering the level of sales for the nine months ended September 30, 2004. There are two primary factors which explain that situation.

1. Included in our accounts receivable balance is approximately $64,000 from two customers who pay us slowly (180 days). We have spoken with these customers and they have assured us that we will receive payment on these open accounts receivable balances. Subsequent to September 30, 2004, we collected approximately $25,000 related to these open receivable and expect to collect the remaining amounts in the near future.

2. We purchased hardware in large quantities in the expectation of future business in order to receive volume discounts on the hardware. The sales have lagged behind the expectations of future business. However, all of the hardware that we carry in inventory is still utilized in our core products and we have no plans to redesign the core products to render the inventory obsolete. We believe that increased sales efforts of our core products will normalize sales verses inventory levels as we order less inventory to support those sales.

OPERATING EXPENSES

Depreciation and amortization decreased 77% to $8,714 for the nine months ended September 30, 2004 compared to $37,446 for the nine months ended September 30, 2003. This decrease is attributable to the amortization of a technology license in 2003.

For the nine months ended September 30, 2004, research and development costs amounted to $40,655 as compared to $203,446 for the nine months ended September 30, 2003, a decrease of $162,791 or 80%. This decrease is attributable to a decrease in our research and development efforts and the concentration of our efforts on currently developed products.

For the nine months ended September 30, 2004, general and administrative expenses were $936,610 as compared to $831,581 for the nine months ended September 30, 2003 and included the following:

                                                   2004               2003
                                                ----------         ----------
         Salaries and related taxes .........   $  330,385         $  257,445
         Non-cash compensation and consulting      225,502             53,026
         Rent ...............................       32,293             35,174
         Professional fees ..................      105,259             90,422
         Other General and administrative ...      243,171            395,514
                                                ----------         ----------
              Total ..........................  $  936,610         $  831,581
                                                ==========         ==========

For the nine months ended September 30, 2004, salaries and related taxes increased to $330,385 as compared to $257,445 for the nine months ended September 30, 2003. Overall, our salaries and related taxes decreased from the reduction of staff. For the nine months ended September 30, 2004, we allocated less salaries and related taxes to research and development expense compared to the 2003 period.

For the nine months ended September 30, 2004, non-cash compensation and consulting expense increased to $225,502 as compared to $53,026 for the nine months ended September 30, 2003. The increase is related to the grant of common stock for services in 2004 as well as the amortization of deferred compensation for shares previously issued.

For the nine months ended September 30, 2004, professional fees increased to $105,259 as compared to $90,422 for the nine months ended September 30, 2003. The increase is primarily related to professional fees incurred due to the filing of our registration statement on form SB-2 and our private placement.

For the nine months ended September 30, 2004, other general and administrative expenses decreased to $243,171 as compared to $395,514 for the nine months ended September 30, 2003. The decrease is primarily related to cost-cutting measures.

INTEREST (EXPENSE) INCOME

Interest expense, net increased to $104,052 for the nine months ended September 30, 2004 as compared to interest expense, net of $12,090 for the nine months ended September 30, 2003. This increase is attributable to interest accrued in 2004 related to our outstanding debt.

LOSS FROM SALE/DISPOSAL OF MARKETABLE SECURITIES

For the nine months ended September 30, 2004, we recorded a loss from the sale of marketable securities of $1,760 as compared to a loss of $13,230 for the nine months ended September 30, 2003. For the nine months ended September 30, 2004, we recorded a an unrealized gain on securities held of $1,444 as compared to an unrealized loss of $3,728 for the nine months ended September 30, 2003.

OVERALL

We reported a net loss for the nine months ended September 30, 2004 of $(1,001,749) compared to a net loss for the nine months ended September 30, 2003 of $(872,259). This translates to an overall per-share loss of ($.04) for the nine months ended September 30, 2004 compared to per-share loss of ($.05) for the nine months ended September 30, 2003.

RESULTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2003 AS COMPARED TO DECEMBER 31, 2002

REVENUES

For the year ended December 31, 2003, we generated revenues of $444,147. The cost of goods sold was $169,681 resulting in a gross profit of $274,466 and a gross profit percentage of 62% for the year ended December 31, 2003. For the year ended December 31, 2002, we generated revenues of $145,363. The cost of goods sold was $49,532 resulting in a gross profit of $95,831 and a gross profit percentage of 66%. The increase in revenues generated was $298,784 or an increase of 206%. The increase is mainly attributed to four major clients purchasing our goods and services. Two of the major clients are beginning to purchase under their respective master purchase agreements after initial pilot installations. The decrease in gross profit percentage of 4% is mainly attributed to a higher percentage of revenues generated from the sale of our product versus from professional services during fiscal 2003 as compared to fiscal 2002. There is a lower margin on the sale of our product versus the sale of professional services. The increase was also attributable to an increased demand for our products, increase in technology acceptance, new generations of products offered and larger unit sales to individual clients.

OPERATING EXPENSES

Cost of goods sold as a percentage of sales nominally increased from 34% in 2002 to 38% in 2003. This nominal increase is attributable to increased sale in hard goods versus professional services.

Depreciation and amortization decreased 62% from $112,620 in 2002 to $43,119 in 2003. This decrease is attributable to the amortization of a technology license in 2002.

For the year ended December 31, 2003, research and development costs amounted to $203,546 as compared to $473,019 for the year ended December 31, 2002, a decrease of $269,473 or 57%. This decrease is attributable to decrease in our research and development efforts and the concentration of our efforts on currently developed products.

For the year ended December 31, 2003, general and administrative expenses were $1,162,558 as compared to $1,173,683 for the year ended December 31, 2002 and included the following:

         Salaries and related taxes                 $   433,124    $   388,384
         Non-cash compensation and consulting           146,467        210,761
         Rent                                            59,549         56,711
         Professional fees                              151,425        100,962
         Other General and administrative               371,993        416,865
                                                    -----------    -----------

             Total                                  $ 1,162,558    $ 1,173,683
                                                    ===========    ===========

For the year ended December 31, 2003, salaries and related taxes were $433,124 as compared to $388,384 for the year ended December 31, 2002. In 2002, we allocated more of our salary expense to research and development. Overall, our salary expense decreased due to personnel reductions in the third quarter of 2003. We incurred non-cash compensation and consulting expense from the issuance of common stock and stock options for services rendered. We incurred increased professional fees in 2003 due the filing of our SB-2 registration with the SEC. Other general and administrative expenses decreased due to continuing cost-cutting measures and decreased personnel.

We determined that, as of December 31, 2003 and 2002, a write-down of the license agreement associated with our subsidiary, Micro Sensor, was necessary as the projections of future operations results indicated impairment. For the years ended December 31, 2003 and 2002, we recorded an impairment loss of $117,072 and $216,246, respectively.

Interest Expense decreased to $143,272 in 2003 as compared to $693,100 in 2002. This decrease is attributable to interest paid in 2002 on the satisfaction of notes that were due during 2002.

OVERALL RESULTS FOR THE YEAR ENDED DECEMBER 31, 2003 AS COMPARED TO DECEMBER 31, 2002

We reported a net loss for the year ended December 31, 2003 of $(1,409,675) compared to a net loss for the year ended December 31, 2002 of $(2,572,815). This translates to an overall per-share loss of ($.08) for the year ended December 31, 2003 compared to per-share loss of ($.17) for the year ended December 31, 2002.

LIQUIDITY AND CAPITAL RESOURCES

We have financed our growth and cash requirements through equity investments and debt and equity financing. We do not currently have any credit facilities from financial institutions or private lenders. We do not currently have any material commitments for capital expenditures accept as disclosed herein.

In April 2004, we consummated a capital raise through a private placement offered to accredited investors. We offered investment units each costing $35,000, with each unit consisting of (a) a number of shares of common stock of the Company determined by dividing the unit price by $.175 per share and (b) one common stock purchase warrants for every two shares of common stock received upon conversion with an exercise price of $.20 per share. In the event that we fail to satisfy registration rights, as defined, the purchase price will be adjusted to $.125 per share. In April 2004, we sold six units under the private placement aggregating 1,200,000 shares of common stock and 600,000 warrants for net proceeds of $210,000. The warrants expire in April 2009.

In May 2004, note holders comprising the $750,000 notes payable converted $175,000 of debt into 673,078 shares of common stock. Additionally, we repaid notes holders $550,000.

On May 10, 2004, we issued 6,600,000 shares of common stock and granted 1,650,000 warrants for net proceeds of approximately $1,188,000 in connection with a private placement. In June 2004, we issued an additional 3,200,000 shares of common stock and granted 800,000 warrants for net proceeds of approximately $545,750 in connection with a private placement.

Cash used in operations for the nine months ended September 30, 2004 was $683,598 attributable primarily to the net loss of $1,001,749 offset by non-cash compensation of $225,502, depreciation and amortization of $8,714, the amortization of the discount on notes payable of $75,520, other non-cash items and change in asset and liability accounts. Cash used in operations for the nine months ended September 30, 2003, was $776,646 attributable to a net loss of $872,259 and an increase in accounts receivable of $104,767 offset by non-cash compensation of $67,942, changes in the allowance for doubtful accounts of $24,677; change in accounts payable and accrued expenses of $36,903; depreciation and amortization of $37,446, and change in inventories of $9,919.

For the nine months ended September 30, 2004, net cash provided by investing activities was $62,787 and consisted of net proceeds from the sale of marketable securities of $63,329 offset by funds used for the purchase of marketable securities of $542. For the nine months ended September 30, 2003, net cash provided by investing activities was $107,230 and consisted of net proceeds from the sale of marketable securities of $317,372 offset by funds used for the purchase of marketable securities of $183,752 and the purchase of equipment and software of $26,390.

For the nine months ended September 2004, net cash provided by financing activities was $1,393,750 and consisted of proceeds from the sale of common stock of $1,943,750 offset by the repayment of notes payable of $550,000. For the nine months ended September 30, 2003, net cash provided by financing activities was $750,000 and was attributed to proceeds from notes payable secured during the reporting period.

As a result of the above, total cash increased by $772,939 during nine months ended September 30, 2004.

Since our inception, we have been engaged in research development activities relating to our first generation of biometric security products. We commenced delivery of these products in the third quarter of 1999 and have been generating revenues since the fourth quarter of 1999. We have completed development of our second and third generation product, and have recognized revenue on their sales since the year ended December 31, 2000. We have also recognized revenue for consulting fees since the third quarter of 2000. We will continue to make enhancements to our second-generation product so that it will support a larger database, and enable us to market CheckPrint T/A to larger companies, resulting in a greater profit margin to us. We will continue to develop other products and services relating to biometrics, security, data management, explosive detection, and consulting services.

In the long term, based upon purchase orders we have received, anticipated future product sales and cash on hand, we believe that we will have the need for additional capital investment and are actively pursuing additional outside capital investments that will be necessary to meet our cash flow needs beyond the next twelve months. This is due primarily to our history of sales lagging expenses. However, we have taken action to reduce our expenses and plan to focus more on future sales.

In the short term, less than twelve months, we do not foresee needing additional capital unless, an unforeseen business opportunity requires more funds than we have currently on hand. On both the long and short term, should revenues not reach projected levels or should unforeseen events arise, we may be required to secure additional funds to meet our operating needs sooner than anticipated.

CRITICAL ACCOUNTING POLICIES

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. Note 1 to our consolidated financial statements includes a summary of the significant accounting policies and methods used in the preparation of our consolidated financial statements. The following is a brief discussion of the more significant accounting policies and methods used by us.

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ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Sense and its wholly owned subsidiary. All material inter-company transactions have been eliminated.

REVENUE RECOGNITION

We follow the guidance of the Securities and Exchange Commision's Staff Accounting Bulletin 104 for revenue recognition. In general, we record revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

We generates revenue from the sale of our products. Revenues from the sale of these items is recognized upon delivery of the product to the customer.

Revenue from periodic maintenance agreements, which is invoiced separately, is generally recognized ratably over the respective maintenance periods provided no significant obligations remain and collectibility of the related receivable is probable.

Revenue from consulting engagements is recognized upon completion of the work performed.

MARKETABLE SECURITIES

Marketable securities are classified as trading securities and are held for resale in anticipation of short-term market movements. At March 31, 2004, marketable securities consisted of U.S. Treasury and Federal Agency securities held for resale. Gains or losses are recognized in the statement of operations when the bonds are sold. Unrealized gains or losses are recognized in the statement of operations on a monthly basis based on changes in their estimated fair value.

INVENTORY

Inventory is stated at the lower of average cost or market and consists of raw materials and finished goods.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts reported in the balance sheet for cash, marketable securities, receivables, inventory and accounts payable approximate their fair market value based on the short-term maturity of these instruments.

RESEARCH AND DEVELOPMENT

Research and development costs are expensed as incurred. These costs primarily consist of fees paid for the development of Sense's software.

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RECENT ACCOUNTING PRONOUNCEMENTS

In January 2003, the FASB issued Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities." FIN 46 requires that if an entity has a controlling financial interest in a variable interest entity, the assets, liabilities and results of activities of the variable interest entity should be included in the consolidated financial statements of the entity. FIN 46 requires that its provisions are effective immediately for all arrangements entered into after January 31, 2003. Sense does not have any variable interest entities created after January 31, 2003. For those arrangements entered into prior to January 31, 2003, the FIN 46 provisions are required to be adopted at the beginning of the first interim or annual period beginning after June 15, 2003. Sense has not identified any variable interest entities to date and will continue to evaluate whether it has variable interest entities that will have a significant impact on its consolidated balance sheet and results of operations.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective for the first interim period beginning after June 15, 2003, with certain exceptions. The adoption of SFAS No. 150 did not have a significant impact on our consolidated financial position or results of operations.

                                    BUSINESS

BACKGROUND

We design, develop, manufacture and sell fingerprint-based identification products and systems that incorporate state-of-the-art biometric technology to verify a person's identity. We have developed two turnkey integrated applications that incorporate our proprietary BioClock(R) hardware platform:

o Our "CheckPrint(R) T/A" systems are designed primarily for use by employers desiring to verify the presence of employees at the workplace, and to monitor their time and attendance at work; and,

o Our "CheckPrint(R) A/C" systems are designed to permit access to locked buildings, offices or other secured areas only to selected individuals, whose identities can be verified using our fingerprint identification software.

We have also own, license or have optioned for purchase the following additional security-related technologies:

o Micro Electro Mechanical Sensors, or MEMS, technology for use in the field of explosive detection; and

We believe that this technology will enable us to develop products for governmental use, as well as for security-related applications including airport security. No products have yet been developed incorporating these technologies.

Our modest revenue-generation to date has been derived primarily from our sales of our biometric BioClock(R) and CheckPrint(R) products. These sales have taken place for the most part to a few major customers. As such we are dependent upon the few major customers and any disruption in that business will significantly decrease our sale revenues if other business is not secured. Our negative financial results have been due, in substantial part, to a lack of capital necessary to acquire a product inventory and commence aggressive marketing programs. While we have funded our growth to date through the sale of our debt and equity securities, we require operating revenues or alternative financing in order to fully implement our business plan and achieve profitability.

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BIOMETRICS INDUSTRY

The use of unique physical traits to verify a person's identity is known as biometric identification. Biometric identification includes fingerprinting, hand geometry, iris scanning and signature analysis. Biometric technology has been used for decades in government and law enforcement applications. Until recently, these systems were too expensive to manufacture to make retail marketing realistic. However, with the introduction of more powerful computers and the development of more advanced software applications, biometric identification techniques can be adapted for commercial purposes on an economically feasible basis. In addition, there is currently a higher awareness of biometrics as it relates to security applications.

There are many alternatives in the biometric industry that include, but are not limited to, fingerprint recognition, facial recognition, voice recognition and palm recognition. Many providers have used the different methods in different applications. To date, applications include time and attendance, access control, crowd scanning and computer access. The industry is in its infancy regarding applications however the technology regarding biometric detection is a rapidly maturing science. Presently, there are many companies entering the biometric detection and application industry while many other companies have failed at trying to create a marketable product. There are few companies that have been in the industry for multiple years and continue to use their experience to market biometric detection devices and applications.

We believe that fingerprint identification is far more effective in authenticating employees' actual attendance at work than traditional time clock verification. By authenticating a person's identity, biometric identification can substantially reduce incidents of employee fraud inherent in the use of other forms of employee identification and attendance verification, such as punch clocks. We also believe that fingerprint verification is less intrusive, more widely accepted and more cost effective than other available forms of biometric identification. Also, the use of biometrics for access control is becoming widely accepted in the marketplace. This is especially true for access to sensitive workspaces like an airport tarmac.

Many factors, including recent world events, have created increased demand for new biometric applications to secure access, not only to physical areas, but also sensitive data. Among the applications that are being developed are the use of biometrics to validate the identities of individuals at security checkpoints before boarding a plane, entering a building, crossing a border, accessing a computer and many other applications.

PRODUCTS AND SYSTEMS

BIOCLOCK(R)

Our biometric systems are designed and built around our proprietary hardware platform known as BioClock(R), a stand-alone platform, or completely network enabled system, that replaces a traditional wall-mounted or freestanding swipe or punch-card time clock. Identity verification is accomplished by comparing an individual's scanned and digitized fingerprint to the fingerprint profile stored in a computer database. The user's fingerprint is scanned by means of a silicon-based reader with sensors that capture the fingerprint image. The image is then converted into data that is stored in the system's computer database, and saved as a reference for comparison to the fingerprint offered for identification.

BioClock(R) replaces traditional identification devices such as: swipe cards; punch cards; PIN numbers; or, passwords that can be stolen or voluntarily provided by the owner to another person. Alternatively, BioClock(R) can be used in conjunction with traditional identification devices for added security. We

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have made our systems modular so the user can choose which parts of the technology they wish to use. In addition, we have designed our systems to be compatible with many existing technologies so that they can be integrated into an existing system. As a result, we believe BioClock(R) reduces incidents of fraud associated with traditional identification systems that do not effectively preclude individuals from using another person's means of identification while keeping integration hurdles and costs down.

We have also developed two integrated hardware and software applications that incorporate BioClock(R) in an "off the shelf" configuration for performing time and attendance and access control.

CHECKPRINT(R) T/A

Our time and attendance systems, which are marketed under the name, CheckPrint(R) T/A:

o Use fingerprint verification to authenticate the identity of employees when they arrive at and leave work;

o Gather data, including the time each employee attends work and what areas were accessed by an employee;

o Perform payroll functions and other record keeping calculations using the data that is gathered;

o Provide electronic export capability to over 150 independent third-party payroll service providers to facilitate the use of automated payroll checks between Sense customers and their payroll service provider;

o        Generate logs and reports, including over 20 standard reports; and

o Perform other functions including employee scheduling, job cost analysis, editing time punches, electronic calculations and related record keeping.

Our standard CheckPrint(R) T/A systems include a 100 person user base. We are currently developing data base management capabilities for larger numbers of employees, while maintaining system accuracy. These developments include the use of a PIN number in conjunction with biometrics, that make the number of users only limited by the data storage capacity of the system, without adverse effects on accuracy.

CHECKPRINT(R) A/C

Our access control systems, which are marketed under the name CheckPrint(R) A/C, are security systems that permit access to locked buildings, offices or other secured areas only to those whose identities can be verified, using our proprietary fingerprint identification software. Our CheckPrint(R) A/C systems, which can be used with or without Smart Card technology, can be programmed for different levels of security, permitting access only to recognized individuals who have the requisite level of security clearance. Our current version of CheckPrint(R) A/C system incorporates access control capability for single door access. We are developing software application infrastructure that will enable a single CheckPrint(R) A/C system to control access to multiple locations. We market CheckPrint(R) A/C at a higher price than CheckPrint(R) T/A, to reflect the increased level of technology and functionality provided by CheckPrint(R) A/C.

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

CHECKPRINT(R) ATAC

Our access control systems and time and attendance systems have been combined into one product offering both capabilities. We market this combined product under the name CheckPrint(R) ATAC. The combined system can be used with or without Smart Card technology. The system incorporates time and attendance and access control capability for multiple doors at multiple locations. We market CheckPrint(R) ATAC at a higher price than CheckPrint(R) A/C, to reflect the increased level of technology and functionality.

BDS

We have developed software into a Biometric Distribution Server. We market this software in combination with our other systems under the name CheckPrint(R) BDS. The software allows our systems to operate in a multi-unit configuration. Thus many remote sites can be managed from a central database. We believe the CheckPrint(R) BDS application is a significant enhancement to our core product offering and the field of biometrics.

We have also developed and are marketing:

CHECKPRINT(R) SDK, a software development kit for biometrics that enables purchasers and licensees to create custom applications for our software and hardware. The SDK was developed to work in conjunction with our hardware and assists developers in the creation of robust biometric fingerprint applications. The SDK is separated into 3 categories - imaging, algorithm, and database. We believe that a successful deployment of an SDK application by a purchaser or licensee may lead to increased sales of our hardware products.

CHECKPRINT(R) DTU, provides users with the ability to secure a computer terminal, and files and folders, via fingerprint identification. The hardware is a stand-alone peripheral that can be connected to a port on an existing computer to permit fingerprint identification.

CHECKPRINT(R) SDTU, provides users the ability to secure a computer terminal with fingerprint biometric and a smart card. The hardware is a stand-alone peripheral that can be connected to a port on an existing computer to permit fingerprint identification. There are many applications that can be written around the secure data storage capability of a smart card that is unlocked by a fingerprint biometric signature. For example, in a university setting information such as meal plan credits can be stored on the smart card and deducted as used by the biometrically identified user.

The Bill of Materials and all associated design advantages for BioClock(R) are kept strictly confidential and protected by trade secret laws of the United States and Florida. In addition, all of the CheckPrint(R) software required to run the hardware platform in Sense's configuration enjoys protection under the copyright laws of the United States.

PRODUCT DEVELOPMENT, MANUFACTURING AND ASSEMBLY

CheckPrint(R) T/A is configured, as a standalone unit comprised of a TFT Flat Panel display, internal computer, keypad, and silicon fingerprint reader. CheckPrint(R) T/A automatically authenticates the employee's identity; track totals hours, and calculates the correct pay rates. Sense offers CheckPrint(R) T/A models to support any size employee base.

We design, develop, manufacture, and sell the CheckPrint(R) T/A security solution. We have developed time and attendance, access control and security system software applications, as well as a complete hardware system solution based on a Pentium(R) PC processor backbone. Our products work in a network environment and we can connect to any existing network infrastructure or we can

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setup the network. Data is transmitted through TCP/IP protocol and we can link unlimited CheckPrint(R) T/A units together in any environment or facility. Sense also can remotely communicate with other CheckPrint(R) T/A units using a modem which transmits required data over the standard telephone lines. The CheckPrint(R) T/A systems are unsupervised security and clock-in stations replacing the standard wall mounted time clock or swipe systems. An employee or another authorized user uses his or her fingerprint to replace a password, PIN or swipe card.

CheckPrint(R) T/A systems and CheckPrint(R) A/C systems are driven by our proprietary software. We believe that the software components for our biometric identification systems are proprietary in most part because our employees have developed them. The source code for the software is our proprietary property. All employees are under a contractual obligation, and / or the work for hire doctrine, to assign their intellectual property rights to Sense. This software enables our systems to gather, filter and sort data, generate reports from the data and compute payroll information for export to third party payroll services.

Most of the hardware components for our biometric systems are off-the shelf, and we are not dependent on any one vendor for these components. However, certain hardware components have been designed by our in-house engineering staff or designed to our specifications as works for hire by independent contractors. We have entered into an agreement with Test Systems Engineering, under which Test Systems Engineering has designed, engineered and configured some of our hardware components for CheckPrint(R) T/A and CheckPrint(R) A/C systems. They are a valuable outsource for many engineering tasks and have a state of the art design and manufacturing facility. All product testing and assembly is performed by Sense "in-house" in order to maintain quality control. Our agreement with Test Systems Engineering terminates on December 31, 2005, and may be automatically renewed for consecutive one-year terms. For its services, Test Systems Engineering receives a fee payable at the rate of $75 per hour. We are not dependent on Test Systems Engineering for its services.

Our biometric systems currently incorporate a silicon-based fingerprint scanner with sensors to capture a user's fingerprint. Related software then compares the user's fingerprint to the digitized reference sample stored in the system's database, and verifies the user's identity. The silicon-based technology is used in conjunction with our own software that interfaces between the silicon product and our biometric systems. We currently purchase the silicon-based technology from an independent supplier. We believe that this supplier is able to provide us with our foreseeable requirements for these components. We are not dependent on the supplier for our sensor needs.

On September 9, 1999, we entered into an agreement with Integrated Design, Inc. under which Integrated Design developed a software program to enable the payroll data produced by CheckPrint(R) T/A to be exported to over 150 third party payroll services such as ADP and Paychex. We have licensed the software from Integrated Design and are required to pay license fees on a per user basis. This fee is incorporated into the cost of our overall product. Integrated Design was paid a $10,000 software development fee to customize their software to our application. The software development agreement is for a term of five years, the agreement automatically renews on the five year anniversaries unless either party notifies the other before the end of the then current term, but may be canceled by either party on 90 days written notice. The agreement also provides us access to the software and allows us to continue to use Integrated Design's software in the event of such company's dissolution, bankruptcy or similar events. If our agreement with Integrated Design terminates, we will incur time and expense to develop alternative software links for data export. Delays in the successful development of alternative software links could adversely affect us.

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ACQUISITION OF MICRO SENSOR TECHNOLOGIES, INC. AND THE MEMS TECHNOLOGY

On May 31, 2001, we acquired all of the outstanding shares of Micro Sensor Technologies, Inc., a Florida corporation ("Micro Sensor"). The shares were acquired from UTEK Corporation and UT-Battelle LLC, the shareholders of Micro Sensor, in a stock-for-stock exchange, for total consideration of 2,000,000 shares of our common stock. Following the acquisition, Micro Sensor became our wholly-owned subsidiary, and we indirectly acquired the rights and obligations of Micro Sensor under various agreements to which it is a party, including a Patent License Agreement with UT-Battelle LLC, a presently expired Consulting Agreement with Dr. Thomas Thundat and a presently expired Work for Others Agreement with UT-Battelle LLC. UT-Battelle LLC is the technology transfer management company of technology created at Oak Ridge National Laboratory. Pursuant to the stock-for stock transfer, UTEK received 1,850,000 common shares of Sense and UT-Battelle received 150,000 common shares of Sense. At the time of the transaction UTEK common stock was "control stock," due to their percentage of ownership. However, as of the date hereof, UTEK is no longer the holder of such 1,850,000 shares, as the shares were sold pursuant to Rule 144 and as part of a private transaction.

Under the Patent License Agreement, Micro Sensor became the exclusive licensee of UT-Battelle with respect to certain patented technology owned by UT-Battelle relating to the use, sale or offer for sale of intellectual property incorporating MEMS sensors for the detection of explosives. Micro Electro Mechanical Sensors, or MEMS, are comprised of micro cantilevers that molecules of explosive material attach to, thus causing the cantilevers to diffract or bend. When diffraction is detected, the sensors are alerted to the presence of an explosive molecule. This technology thus assists in the detection of unexploded ordinance including bombs, grenades, shells, rockets, and other explosive devices either placed as mines or fallen as projectiles whether buried or camouflaged.

The exclusive license from UT-Battelle does not include explosive detection for security applications, including airport security. However, Micro Sensor has been granted a non-exclusive license to use the technology for security-related applications. UT-Battelle acquired the licensed rights under a contract with the United States Department of Energy, pursuant to which the technology was developed at the Oak Ridge National Laboratory in Oak Ridge, Tennessee.

Under the License Agreement, Micro Sensor is obligated to pay UT-Battelle an amount equal to 2.5% of net sales of products incorporating the licensed technology, subject to minimum annual royalties ranging from $5,000 during the third year of the license term to $25,000 for the seventh year of the term and thereafter. The anniversary of the third year of the license agreement began on March 26th, 2004. However, UT-Battelle has granted a three-month extension of the required minimum royalty. On July 26th, 2004 Sense paid a minimum royalty payment of $6,125 to UT-Battelle. Subsequent payments are due on the anniversary of the July 26th payment as follows: year 4 $10,000; year 5 $15,000; year 6 $20,000; and, year 7 and each remaining year thereafter$25,000. If the technology is sublicensed to third parties, a sublicense royalty fee equal to 50% of the sublicenses received by Micro Sensor must be paid to UT-Battelle. The term of the license agreement expires upon termination of the last-to-expire of the proprietary rights granted under the agreement, subject to earlier termination in the event of an uncured breach of the agreement by either party. No products have yet been developed from the technology, and we do not know if the acquired technology can be successfully incorporated into commercially feasible products or whether any such products can be successfully marketed.

Oak Ridge National Laboratory continues its research and development efforts toward a commercially viable Micro Sensor to be incorporated into our product line of sensors. We are engineering systems and hardware to incorporate the sensor, as envisioned, into handheld explosive detection devices. Dr. Panos Datskos, a research scientist at UT-Battelle, serves as our liaison and as a member of our Executive Advisory Board.

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RESEARCH AND DEVELOPMENT COSTS

From the inception of our current activities in July 1998 through September 30, 2004, we have spent approximately $1,500,000 on research and development activities.

SALES, MARKETING AND PRICING

Many of our goods and services are customized to individual customer needs. However, our core products, which we market under the marks BioClock(R) and CheckPrint(R) as systems, range from $2,500 to the hundred of thousands of dollars, depending on the number of users, sites and functionality of the system. We also offer software updates and on-site service contracts for additional fees. We also sell other goods and services, such as a desk top finger sensor, a desk top finger sensor with a smart card reader built into the desk top unit, software developer's kits and database management tools, at suggested retail prices.

We market our systems to manufacturers, retailers and other businesses with at least 15 to 100 employees, to whom we market our smaller turnkey solution. We also market to larger businesses, including Fortune 500 Companies that require full custom integration solutions. We sell our systems through an in-house sales force as well as original equipment manufacturers ("OEMS") and independent sales representatives. We engage in direct marketing programs, trade show participation, and local, regional and national advertising campaigns to generate sales. Moreover, we have offered consulting and design services to specialized biometric development and deployment projects. By offering our expertise in the design and deployment of biometric systems we may gain additional revenues and create another marketing avenue.

Our network of independent sales representatives, through which we presently derive less than ten (10%) percent of our revenues, currently serve markets throughout the United States, South America and the Pacific rim. We intend to

DEPENDENCE ON A FEW MAJOR CUSTOMERS

Significant portions of our sales to date have been, and will continue to be, made through a small number of significant customers. Specifically, four customers accounted for approximately eighty-seven percent (87%) of our revenues for the fiscal year ended December 31, 2003. Specifically, American Airlines accounted for 33%, Federal Express accounted for 26.8%, Just for Kids accounted for 14.7% and Pearson Education accounted for 13.4%. These same four customers account for eighty percent (80%) of the accounts receivable at year ending December 31, 2003. Just for Kids accounted for 26.5%, Federal Express accounted for 22.4%, American Airlines accounted for 18.5% and Pearson Education accounted for 12.8%. Substantially all of the sales during the nine months ended September 30, 2004, were derived from two customers, American Airlines and Federal Express. These two customers accounted for 57% of the outstanding accounts receivable at September 30, 2004. Any disruption in our relationships with one or more of these customers, or any significant variance in the magnitude or the timing of orders from any one of these customers, may result in decreases in our results of operations, liquidity and cash flows. Any such decreases may correspondingly decrease the market price of our common stock.

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engage sales representatives and consultants to cover additional territories over the next 12 months. Specifically, we have engaged a consultant to gain entry into the Asian markets, initially targeting China. Our consultant is an Asian company and their marketing efforts include, but are not limited to, strategic alliances, joint ventures, product outsourcing, introductions to Asian sales representatives and investigation of potential mergers and acquisitions between Sense and other Asian companies. Domestically, or through international representative, consultants or strategic partners, we intend to seek penetration of the automotive, retail merchandise, home and business security, food processing facilities, textile manufacturing and trucking and transport distribution markets through the services of these representatives. A commission based upon the sales prices of systems sold by them generally compensates sales representatives.

We intend to license and sell our systems to third party OEMs, integrators and software developers, for incorporation in their products. License fees and royalty fees will be negotiated on a case by case basis, and take into consideration various factors including competitive pricing, the nature of the installation, the number of users to be tracked, and the extent of enhancements, modifications and customization required by the customer. Basic, extended and enhanced maintenance services will also be made available for an annual fee.

INTELLECTUAL PROPERTY

PATENTS

We currently have on file with the United States Patent and Trademark Office, a utility patent that was converted from a provisional patent covering the proprietary use of our technology and the proprietary hardware used in our application. In addition, we have on file a provisional patent regarding our CheckPrint(R) BDS and a utility patent regarding a handheld explosive detection unit. Our goods and services are clearly marked as patent pending. Several other products and methods are being identified as potential patentable subject matter and once the analysis is complete applications will be sought. There is no guarantee that our patent applications will mature into registrations for patents. We have retained patent counsel to review the projects and advise where subject matter applicable for patent protection exists and to prepare applications for the same. All of our employees are under an obligation to assign inventive material to Sense Holdings, Inc.

Please see above Sections titled: ACQUISITION OF MICRO SENSOR TECHNOLOGIES, INC. AND THE MEMS TECHNOLOGY.

TRADEMARKS

We maintain common law rights to our trademarks. The common law rights protect the use of marks used to identify our goods and services since the time of their first use in commerce. We have a registration for our flagship software product CheckPrint(R) and our flagship hardware product BioClock(R). In addition, we have registered Sense(R) as our corporate identity, meCard(R) used to identify identification cards used in conjunction with our biometric systems and "Security Solutions at a Touch of a Finger" (R). Several other marks are being identified as strong product and service identifiers and trademark search and applications are underway. There is no guarantee that our trademark applications will mature into registration of trademarks.

COPYRIGHTS

We are currently filing several copyright applications covering our source code. We maintain common law rights to our proprietary copyrights. The common law rights protect the actual programming code, the look and feel of its display

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screens and material contained in our user manuals since the time of the copyrightable works creation. In addition, we have an application on file with the United States Copyright Office covering our proprietary source code, the look and feel of our display screens and user manuals. There is no guarantee that our application will mature into a registration for copyright.

Whether or not we obtain formal protection for our products and/or systems, we intend to vigorously protect our ownership rights. However, protection of our rights will not prevent others from developing similar technology on their own or developing other products that may be used for purposes similar to ours. If these events occur, others may become our competitors, which could have a material adverse effect on our business, financial condition and results of operations.

COMPETITION

We face competition from companies engaged in the time and attendance industry, as well as in the security and access control industry. Competition may come from companies using biometric fingerprint technology, as well as from companies using other biometric identification methods. Competitors also include companies marketing traditional forms of employee verification and attendance products, including time clocks, ID badges, passwords and PIN numbers. Many of our competitors may have longer operating histories and greater financial and other resources than we have. Our ability to compete successfully will depend on many factors, including our ability to adapt to changing technologies and meet the needs of the marketplace on a price competitive and timely basis.

Competition in time and attendance services exists from various software developers and product manufacturers, the largest of which is Kronos, a publicly traded company (NASDAQ National Market System: KRON) providing software applications based on a swipe card identifier. Other competitors in time and attendance application development include Simplex, Smartime Software, Time and Tech.com and Unitime Systems. Principal competition in fingerprint biometrics includes Identix, Secugen and Fujitsu. Other biometric technology providers include Recognition Systems (hand geometry), Iridian (iris identification) and LG Electronics. Many of our competitors have a substantially longer operating history than we do and have substantially greater financial and other resources than we do. While we believe that our ability to offer a total package of time and attendance and access control software and innovative hardware gives us a competitive marketing advantage, unless we are able to penetrate the marketplace and gain name recognition for our products and technology, we may be unable to compete effectively.

We believe that we can effectively compete in our industry because:

o Biometric identification is more reliable than traditional employment verification methods;

o Fingerprint identification is less costly and more recognized than other currently available forms of biometric identification;

o Our systems provide a total solution, turnkey approach to our customers;

o Our systems are network enabled and can be remotely accessed by a system administrator to get valuable real time information regarding the customer's work force and security at the workplace;

o Our systems offer an enterprise solution in that the systems are completely scalable for large numbers of employees and multiple access points and numerous locations;

o Our systems are modular and offer a variety of identification methods that can be added to the basic system;

o Our systems are software driven and the software is customizable to a customer's particular needs; and,

o Biometric identification does not use ID badges, passwords, PIN numbers or other devices that have historically been misused by employees to the detriment of employers.

We have not deployed technology in the explosive detection arenas as these products are still under development and do not have an ability to describe our competitive advantages or disadvantages at this time.

Our inability to compete successfully with any of our products could have a material adverse effect on our business, financial condition and results of operations.

EMPLOYEES

We currently employ 6 people, all of whom are full-time employees, in the following capacities: three executive officers, one of which is the chief software designer and programmer, one corporate counsel, one warehouse and assembly employee, and one sales person dedicated to marketing all of our proprietary and licensed products.

CORPORATE HISTORY

We were organized in Idaho, under the name Century Silver Mines, Inc., on February 5, 1968. Originally, we developed mining properties, but by 1998 we had ceased those operations.

Sense Technologies, Inc. was organized under the laws of the State of Florida on July 13, 1998. Sense Technologies was formed for the purpose of engaging in developing and marketing biometric devices for use in employee identification and security-related products.

At its inception in 1998, our business consisted mainly of developing and manufacturing our own technologies and products, including hardware to support our software solutions. Our focus on developing our own products evolved naturally out of our need to supply solutions to our clients, which did not otherwise exist in both a hardware and software platform. Substantially all of our revenues previously were derived from our design and development of hardware and software solutions as well as consulting activities. Research and development of hardware, software and consulting activities are no longer a material part of our business. We now seek to sell our developed software platforms and engage manufacturers that can supply us with the hardware that will support our solutions. In addition, we seek well-funded development partners to license our technology to or sell out right certain patented or proprietary technologies.

In January 1999, we acquired all of the outstanding shares of Sense Technologies for a purchase price consisting of 4,026,700 of our shares, issued to the former shareholders of Sense Technologies. We operated Sense Technologies, Inc. as our wholly owned subsidiary. At the time of the acquisition, Century Silver Mines had no operations and Sense Technologies was developing its proprietary biometric security systems. Immediately following the acquisition, the former shareholders of Sense Technologies owned approximately 93% of our outstanding shares.

At the time of the acquisition, the principal owners of Sense Technologies were Dore Scott Perler and Andrew Goldrich. Dore Perler was its president, Andrew Goldrich was its secretary and treasurer, and Messrs. Perler and Goldrich were the members of its board of directors. At the time of the acquisition, the officers and directors of Century Silver Mines were John Branz, Kirk Scott and Barbara Scott, the mother of Kirk Scott. There were 288,300 outstanding shares of Century Silver Mines owned by approximately 750 holders, none of whom, to our knowledge, owned in excess of 5% of the outstanding shares. However, we understand that Kirk Scott, Barbara Scott and James Scott, her brother-in-law, owned an aggregate of approximately 29% of the outstanding shares of Century Silver Mines at the time of the acquisition.

In January 1999, we reduced the shares of our stock that were outstanding by combining each 7.74 shares that were outstanding, into one share. All numbers of shares in this Prospectus reflect the January 1999 share combination. In June 1999, we changed our corporate domicile from Idaho to Florida and, in connection with the domicile change we changed our name to Sense Holdings, Inc. In May 2000, we increased the number of shares of common stock we are authorized to issue to 20,000,000, in January 2002, we increased our authorized common stock to 40,000,000 shares and in April 2004, we increased our authorized to 100,000.

In May of 2001 we acquired all of the issued and outstanding capital stock of Micro Sensor, a company specializing in explosive detection technology. Micro Sensor is now a wholly owned subsidiary of Sense Holdings. In January 2002, in an effort to unify our corporate identity we ceased operating under the name Sense Technologies, Inc., and began operating only as Sense Holdings, Inc.

Sense Holdings, Inc. has entered into a letter of intent as to a prospective acquisition by Sense Holdings of 51% of the capital stock interest of Zhejiang Yuezhou Pharmaceutical Company, Limited in exchange for 12,000,000 shares of common stock of Sense Holdings. Yuezhou is engaged in the manufacture and sale of pharmaceutical products and chemicals in China. Upon execution of a definitive agreement, Sense Holdings will be required to make certain advances on a secured basis to Yuezhou of up to U.S.$1,200,000. The security will consist, in part, of assets of Yuezhou as well as the common shares of Sense Holdings issued in the acquisition. Completion of the acquisition will be contingent upon normal due diligence considerations as well as completion of audited financial statements demonstrating compliance by Yuezhou with various performance criteria. There can be no assurances that an acquisition agreement or a closing will occur based on satisfaction of these conditions and satisfaction of the various performance criteria.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following table includes the names, positions held and ages of our executive officers and directors.

NAME                     AGE                       POSITION

Dore Scott Perler        44      Chief Executive Officer, President and
                                 Chairman of the Board

Andrew Goldrich          44      Chief Financial Officer, Vice President,
                                 Director, Treasurer and Secretary

Shawn Tartaglia          35      Vice President, Chief Technical Officer and
                                 Director

Julie Slater             45      Director

DORE SCOTT PERLER has served as our Chief Executive Officer, President and Chairman of our board of directors since July 1998. From May 1993 to July 1998, Mr. Perler was a founder, Director, and Vice President of Sales covering the Southeast United States and Latin America, for Latinrep, Inc., a manufacturer's representative organization. He assisted in the formation of Latin Channels, a trade show for Latin American distributors.

ANDREW GOLDRICH has served as our Vice President, Chief Financial Officer, Treasurer, Secretary and a Director since July 1998. From January 1984 to July 1998, Mr. Goldrich was Vice President of Sales and Finance for Sassy Knitting Mills, Inc., a privately held garment manufacturer. He was a founder of Sassy Knitting Mills, where he implemented a national sales force and was responsible for overall financial and marketing activities.

SHAWN TARTAGLIA has served as our Vice President, Chief Technical Officer and Director since July 1998. From November 1997 to July 1998, Mr. Tartaglia was Manager of Information Systems for CompScript, Inc., a privately held pharmaceutical provider. From February 1993 to November 1997, Solopak Pharmaceuticals, a privately held pharmaceutical supplier, employed him as its Systems and Telecommunications Manager.

JULIE SLATER has served as a Director on our board of directors since January 1999. From 1984 and continuing until the present, Ms. Slater has been Vice President of All Eyes Optical, a privately held optometry and retail eyewear provider. She is the sister-in-law to our Chief Executive Officer, Dore Perler.

ADVISORY BOARDS AND KEY CONSULTANTS

We have established two advisory boards: an Operations Advisory Board and the Executive Operation Board. The Operations Advisory Board makes suggestions to the Board of Directors regarding hardware, engineering and manufacturing. The Executive Advisory Board makes suggestions to the Board of Directors regarding strategic goals and objectives of the organization.

We have also engaged several consultants who have played significant roles for us since our inception. The members of our advisory boards and consultants are:

ALEX SCHLINKMANN is a member of our Operations Advisory Board and a consultant. Mr. Schlinkmann has been a consultant to us, through Test Systems Engineering, since July 1998. Since 1991 he has been President and Design Engineer for Test Systems Engineering. He has helped with the design of several components of our hardware housing, given advice on best manufacturing methods and constructed prototypes of new hardware housings and components.

JAMIE SCHLINKMANN is also a member of our Operations Advisory Board and a consultant. Mr. Schlinkmann is the brother of Alex Schlinkmann, and has been a consultant to us since July 1998. Since 1991 he has been Vice President and Design Engineer for Test Systems Engineering. He has also helped with the design of several components of our hardware housing, given advice on best manufacturing methods and constructed prototypes of new hardware housings and components.

PHILIP KENDAL is a member of our Executive Advisory Board and a consultant. Mr. Kendal is a successful business professional and currently serves as the Chairman of G-Com2 Solutions, which provides systems and services are designed to expedite document preparation and reduce production time and cost. This value-added process dramatically benefits its clients in the mutual fund, commercial and association industries.

DR. PANOS DATSKOS is also a member of our Executive Advisory Board. Dr. Datskos is a scientist at Oak Ridge National Laboratory and serves as a liaison between Sense and the laboratory. He advises the Board of Directors with regards to the MEMS technology currently under license.

The Advisory Board positions are voluntary and each member is an equity owner in Sense.

BOARD OF DIRECTORS

All Directors serve for one year or such longer time until their successors are elected and qualify. Directors do not receive compensation for serving as such. The Board of Directors appoints officers and terms of office are, unless otherwise stated in employment contracts, at the discretion of the Board of Directors.

Pursuant to a Private Placement Agreement, wherein Joseph Stevens and Company, Inc., ("Joseph Stevens") assisted in the placement of $750,000 in our securities to individual investors in 2001, Joseph Stevens has the right to designate one member to our board of directors or, in lieu thereof, appoint one observer to our board of directors until not later than March 26, 2006. To date, Joseph Stevens has not designated a director or observer. We have agreed to reimburse such designee for out-of-pocket expenses incurred in connection with attending meetings of our board of directors.

BOARD COMMITTEES

We do not as yet have an audit committee or a compensation committee. Our Board of Directors, by majority, handles the tasks of unformed board committees. No members of our board are independent, within the meaning of rules of the Securities and Exchange Commission or self-regulatory organizations. In addition we have not as yet adopted an ethics policy but we expect to formulate one in the near future.

EMPLOYMENT AGREEMENTS AND COMPENSATION PACKAGES

EMPLOYMENT AGREEMENTS

In December 2002, we entered in to two-year employment contracts with its Chief Executive Officer, Chief Financial Officer and Chief Technology Officer. Specific terms are detailed below.

DORE PERLER. Pursuant to his employment agreement with us, Mr. Perler renders full-time professional services to Sense in the capacity of Chief Executive Officer. He is obligated, at all times, to faithfully, industriously and to the best of his ability, perform all duties set forth in Sense bylaws and in policy statements of the board of directors.

In consideration for these services as Chief Executive Officer, Sense pays Mr. Perler a salary of $125,000 per annum. Pursuant to a Placement Agency Agreement entered into in conjunction with equity financing that had a Final Closing Date of June 8, 2004, the officers agreed that for a period of one (1) year from the Final Closing Date, they would not increase their base salary in excess of ten percent (10%) per year. In addition, Perler is provided a car allowance of up to $ 400.00 per month, or lease.

ANDREW GOLDRICH. Pursuant to his employment agreement with us, Mr. Goldrich renders full-time professional services to Sense in the capacity of Chief Financial Officer. He is obligated, at all times, to faithfully, industriously and to the best of his ability, perform all duties set forth in Sense bylaws and in policy statements of the board of directors.

In consideration for these services as Chief Financial Officer, Sense pays Mr. Goldrich a salary of $125,000 per annum. . Pursuant to a Placement Agency Agreement entered into in conjunction with equity financing that had a Final Closing Date of June 8, 2004, the officers agreed that for a period of one (1) year from the Final Closing Date, they would not increase their base salary in excess of ten percent (10%) per year. In addition, Sense will provide a car allowance of up to $ 400.00 per month, or lease.

SHAWN TARTAGLIA. Pursuant to his employment agreement with us, Mr. Tartaglia renders full-time professional services to Sense in the capacity of Chief Technical Officer. He is obligated, at all times, to faithfully, industriously and to the best of his ability, perform all duties set forth in Sense bylaws and in policy statements of the board of directors.

In consideration for these services as Chief Technical Officer, Sense pays Mr. Tartaglia a salary of $96,000 per annum. Pursuant to a Placement Agency Agreement entered into in conjunction with equity financing that had a Final Closing Date of June 8, 2004, the officers agreed that for a period of one (1) year from the Final Closing Date, they would not increase their base salary in excess of ten percent (10%) per year.

INCENTIVE COMPENSATION

In addition to the base salary, each of our executives who have employment agreements with us are entitled to receive, as incentive compensation in respect of each calendar year (or portion thereof) of Sense, an amount determined in accordance with any bonus or short term incentive compensation program (which may be based upon achieving certain specified performance criteria) which may be established by the board. Sense's Board of Directors shall review the determination as to the amounts of any awards available to our executives under these programs at least annually. The review shall ensure that such amounts are competitive, and comparable, with awards granted to similarly situated executives of publicly held companies comparable to Sense.

OTHER BENEFITS

The employment agreements with our executives also provide other benefits. Executives receive 10 paid vacation days and such other paid holidays in accordance with Sense's policy. In addition, they are compensated in accordance with Sense's disability policies. An executive may receive up to six (6) months salary continuation in the event of short-term disability. An executive may be granted permission to be absent from Sense during working days to attend professional meetings and to attend to such outside professional duties in the biometrics field as have been mutually agreed upon. Attendance at such approved meetings and accomplishment of approved professional duties shall be fully compensated service time and shall not be considered vacation time. We shall reimburse the executive for all expenses incurred by the executive incident to attendance at approved professional meetings and such entertainment expenses incurred by the executive in furtherance of Sense's interests, provided, however, that such reimbursement is approved by the Board of Directors. We pay dues to professional associations and societies and to such service organizations and clubs of which the executive is a member, which has been approved by the Board of Directors as being in the best interests of Sense. The executives receive all other fringe benefits to which all other employees of Sense are entitled.

INSURANCE

All of our executives are covered under our general liability insurance policy for all acts done by him in good faith as an officer throughout the term of their contracts with us. Sense does not have an additional insurance policy covering its Directors and Officers. We also provide comprehensive health and major medical insurance for our executives and their families, according to Sense's benefit package.

TERMINATION

In the event of involuntary termination without "cause" or disability, each executive will be entitled to the following compensation for the succeeding 24 months following the date of termination:

o A total of two hundred (200%) percent of the executive's base compensation in effect on the date of the employment termination; plus

o A total of two hundred (200%) percent of the executive's annual incentive bonus earned on a quarterly basis as of the date of the termination, assuming the executive was employed on the last day of the quarter in which termination of employment occurred.

In the event the executive is terminated for "cause" the executive will be entitled to any unpaid salary through the date of termination and deferred compensation will be forfeited. In the event there is a "Change in Control", we will be required to pay the executive a lump sum equal to 299% of the executive's base compensation in effect on the date of employment plus 299% of the executive's prior year incentive bonus. The executives may, at their discretion, elect to terminate the contract the executive must give the board 90 days written notice and the executive would not be entitled to severance benefits.

INDEMNIFICATION

Our Articles of Incorporation further provide for the indemnification of any and all persons who serve as our director, officer, employee or agent to the fullest extent permitted under Florida law. Insofar as indemnification for liabilities arising under the Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission, this indemnification is against public policy as expressed in the securities laws, and is, therefore unenforceable.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

We are not currently subject to Section 16(a) of the Securities Exchange Act of 1934, and, therefore, our directors and executive officers, and persons who own more than ten percent of our common stock are not required to file with the Securities and Exchange Commission reports disclosing their initial ownership and changes in their ownership of our common stock. We have agreed to register under Section 12(g) of the Securities Exchange Act of 1934, at which time our directors, executive officers and 10% shareholders will become subject to section 16(a).

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth information relating to all compensation awarded to, earned by or paid by us for each of the last three fiscal years ended December 31, to: (a) our President and Chief Executive Officer; and (b) each of our executive officers who earned more than $100,000 during the fiscal year ended December 31, 2003:

 Name and Principal Position         Fiscal                             Other Annual        LTIP         All Other
 Compensation                         Year        Salary       Bonus    Compensation     Options/ (#)     Payouts
 ---------------------------          ----        -------      -----    ------------     ------------    ---------
 Dore Scott Perler, CEO               2003       $125,000         -           -                -             -
                                      2002       $101,250         -           -             150,000          -
                                      2001       $ 93,000         -           -             650,000          -

 Andrew Goldrich, VP                  2003       $125,000         -           -                -             -
                                      2002       $101,250         -           -             150,000          -

OPTION GRANTS IN LAST FISCAL YEAR

There were no grant of options to purchase shares of our common stock during the fiscal year ended December 31, 2003 to (a) our President and Chief Executive Officer; or (b) any of our executive officers that earned more than $100,000 during the fiscal year ended December 31, 2003. However, on June 24, 2004 Mr. Perler and Mr. Goldrich were granted 250,000 options each under the 1999 Plan to replace options which had expired under that Plan.

Name and Principal Position        Fiscal
                                    Year       Options/ (#)
                                   ------     -------------
         -                          2003            -*

* does not include 250,000 granted to Dore Perler and Andrew Goldrich on June 24, 2004

INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN

1999 Plan: On July 19, 1999, the board of directors and shareholders adopted our 1999 stock option plan. We have reserved 1,500,000 shares of common stock for issuance upon exercise of options granted from time to time under the 1999 stock option plan. The 1999 stock option plan is intended to assist us in securing and retaining key employees, directors and consultants by allowing them to participate in our ownership and growth through the grant of incentive and non-qualified options.

Under the stock option plan we may grant incentive stock options only to key employees and employee directors, or we may grant non-qualified options to our employees, officers, directors and consultants. Our board of directors currently administers the 1999 stock option plan.

Subject to the provisions of the stock option plan, the board will determine who shall receive options, the number of shares of common stock that may be purchased under the options, the time and manner of exercise of options and exercise prices. The term of options granted under the stock option plan may not exceed ten years or five years for an incentive stock option granted to an optionee owning more than 10% of our voting stock. The exercise price for incentive stock options will be equal to or greater than 100% of the fair market value of the shares of the common stock at the time granted. However, the incentive stock options granted to a 10% holder of our voting stock are exercisable at a price equal to or greater than 110% of the fair market value of the common stock on the date of the grant. The exercise price for non-qualified options will be set by the board, in its discretion, but in no event shall the exercise price be less than 75% of the fair market value of the shares of common stock on the date of grant. The exercise price may be payable in cash or, with the approval of the board, by delivery of shares or by a combination of cash and shares. Shares of common stock received upon exercise of options will be subject to restrictions on sale or transfer. As of April 13, 2004 we have granted options to purchase 1,365,000 shares under the 1999 stock option plan. There are 135,000 shares remaining under the 1999 stock option plan and none of the options granted to date have been exercised.

2001 Plan: On November 28, 2001, the board of directors adopted our 2001 equity compensation plan, and on November 28, the 2001 plan was ratified by holders of a majority of our outstanding common stock. We have reserved 2,000,000 shares of common stock for issuance as stock grants and upon exercise of options granted from time to time under the 2001 equity compensation plan. The 2001 plan is intended to assist us in securing and retaining key employees, directors and consultants by allowing them to participate in our ownership and growth through the grant of incentive and non-qualified options, as well as direct stock grants.

Under the 2001 plan we may grant incentive stock options only to key employees and employee directors. We may grant non-qualified options and issue direct stock awards to our employees, officers, directors and consultants. Our Board of Directors currently administers the 2001 equity compensation plan.

Subject to the provisions of the 2001 plan, the board will determine who shall receive options or grants, the number of shares of common stock that may be purchased under the options, the time and manner of exercise of options and exercise prices. The term of options granted under the stock option plan may not exceed ten years or five years for an incentive stock option granted to an optionee owning more than 10% of our voting stock. The exercise price for incentive stock options will be equal to or greater than 100% of the fair market value of the shares of the common stock at the time granted. However, the incentive stock options granted to a 10% holder of our voting stock are exercisable at a price equal to or greater than 110% of the fair market value of the common stock on the date of the grant. The exercise price for non-qualified options will be set by the board, in its discretion, but in no event shall the exercise price be less than the par value for our common stock The exercise price may be payable in cash or, with the approval of the board, by delivery of shares or by a combination of cash and shares. The board may also direct the issuance of shares of our common stock as awards under the 2001 plan. Absent registration under the Securities Act of 1933, as amended, or the availability of an applicable exemption there from, shares of common stock received as stock grants and upon exercise of options will be subject to restrictions on sale or transfer. As of January 11, 2005, we have granted options or awarded shares in the amount of 1,933,6604 under the 2001 plan. Under the 2001 plan and there are 66,340 shares remaining and none of the options granted to date have been exercised.

OPTION EXERCISES AND HOLDINGS

The following table contains information with respect to the exercise of options to purchase shares of common stock during the fiscal year ended December 31, 2003 to (a) our President and Chief Executive Officer; and (b) each of our executive officers that earned more than $100,000 during the fiscal year ended December 31, 2003.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

                                                                            Number of
                                                                           Securities            Value of
                                                                           Underlying           Unexercised
                             Shares                                        Unexercised         In-The-Money
                            Acquired                                      Options/SARs         Options/SARs
                               On                         Value           At FY-End (#)        At FY-End ($)
                            Exercise                    Realized          Exercisable/         Exercisable/
      Name                     (#)                         ($)            Unexercisable        Unexercisable
      ----                -------------               -------------       -------------        -------------
Dore Scott Perler, CEO         -                            -              800,000/-0-         -0-/-0-

Andrew Goldrich, VP            -                            -              800,000/-0-         -0-/-0-

Long-Term Incentive Plans Awards in Last Fiscal Year

                                     Number          Performance
                                    of Shares         or Other             Estimated Future Payouts Under
                                    Units or        Period Until             Non-Stock Price-Based Plans
                                                                          ---------------------------------
                                  Other Rights       Maturation             Threshold   Target    Maximum
      Name                            (#)             or Payout               ($or #)   ($or #)   ($ or #)
      ----                    --------------------    ---------           ---------------------------------
Dore Scott Perler, CEO                  -                 -                      -          -       -

Andrew Goldrich, VP                     -                 -                      -          -       -

The following table sets forth, as of September 30, 2004, information known to us relating to shares, options, warrants and rights issued under existing equity compensation plans.

                                       (a)                      (b)                          (c)
                              Number of securities      Weighted-average        Number of Securities remaining
                              issued or to be           exercise price of       available for future
                              issued upon exercise      outstanding             issuance under equity
                              of outstanding options    options, warrants       compensation plans
                              warrants and rights       and rights              (excluding securities
  Plan Category                                                                 reflected in column (a))
  -------------               -------------------       ------------------      ------------------------------
Equity Compensation Plans approved by Security Holders

1999 Plan                         1,365,000                    $.46                        135,000

2001 Plan                         1,933,660                    $.74                         66,340

Equity Compensation Plans not approved by Security Holders

     0                                    0                    $.00                             00

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

As authorized by the Florida Business Corporation Law, our Articles of Incorporation provide that none of our directors shall be personally liable to for monetary damages for breach of fiduciary duty as a director, to shareholders, except liability for:

o Any breach of the director's duty of loyalty to our company or its shareholders;

o Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

o unlawful payments of dividends or unlawful stock redemptions or repurchases; and

o any transaction from which the director derived an improper personal benefit.

This provision limits our rights and the rights of our shareholders to recover monetary damages against a director for breach of the fiduciary duty of care except in the situations described above. This provision does not limit our rights or the rights of any shareholder to seek injunctive relief or rescission if a director breaches his duty of care. These provisions will not alter the liability of directors under federal securities laws.

Our Articles of Incorporation further provide for the indemnification of any and all persons who serve as our director, officer, employee or agent to the fullest extent permitted under Florida law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, this indemnification is against public policy as expressed in the securities laws, and is, therefore unenforceable.

                              CERTAIN TRANSACTIONS

During the years 2000, 2001 and 2002, Dore Perler was loaned $42,000, Andrew Goldrich was loaned $24,500 and Shawn Tartaglia was loaned $1,722. At that time the officers were receiving salaries well below the market value for their services rendered. However, because revenues where minimal the officers elected to obligate themselves to loans from Sense rather than take disbursements to compensate for their underpayment. As of December 31, 2003, the balances are still owed. The individuals debtors have executed promissory notes with Sense, which are due on December 31, 2004.

                             PRINCIPAL SHAREHOLDERS

The following table sets forth, as of January 14, 2005, information known to us relating to the beneficial ownership of shares of common stock by: each person who is the beneficial owner of more than five percent of the outstanding shares of common stock; each director; each executive officer; and all executive officers and directors as a group.

Unless otherwise indicated, the address of each beneficial owner in the table set forth below is in care of: Sense Holdings, Inc., 4503 NW 103rd Avenue, Suite 200, Sunrise, Florida 33351.

We believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Under securities laws, a person is considered to be the beneficial owner of securities he owns and that can be acquired by him within 60 days from the date of this prospectus upon the exercise of options, warrants, convertible securities or other understandings. We determine a beneficial owner's percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person and which are exercisable within 60 days of the date of this prospectus, have been exercise or converted.

Except as other wise required by Securities and Exchange Commission rules relating to beneficial ownership, the table does not give effect to the issuance of up to:

o 2,352,500 shares of common stock issuable upon exercise of options that have been granted;

o 9,682,590 shares of common stock issuable upon exercise of outstanding purchase warrants; and/or

Name and Address of             Amount and Nature of               Percentage
   Beneficial Owner             Beneficial Ownership                of Class

Dore S. Perler                  1,969,723 shares(1)                   6.43%
9400 S.W. 49th Place
Cooper City, FL 33328

Andrew Goldrich                 1,829,519 shares(1)                   6.00%
21653 Marigot Drive
Boca Raton, FL 33428

Shawn Tartaglia                   768,585 shares(2)                    2.4%
6888 Ashburn Road
Lake Worth, FL 33467

Julie Slater                       43,703 shares                         *
402 N.W. 118th Terrace
Coral Springs, FL 33071

Officers and Directors          4,611,530 shares(3)                  14.83%
as a group (4 persons)

* Less than 1%.

(1) Includes 800,000 shares issuable upon exercise of currently exercisable options.

(2) Includes 575,000 shares issuable upon exercise of currently exercisable options.

(3) Includes 2,175,000 shares issuable upon exercise of currently exercisable options.

                            DESCRIPTION OF SECURITIES

GENERAL

The following description of our capital stock and provisions of our Articles of Incorporation is a summary thereof, copies of which may be obtained upon request. Our authorized capital consists of 100,000,000 shares of common stock, par value $.10 per share. We are not currently authorized to issue any preferred stock.

COMMON STOCK

Holders of shares of common stock are entitled to share, on a ratable basis, such dividends as may be declared by the board of directors out of funds, legally available therefore. Upon our liquidation, dissolution or winding up, after payment to creditors, our assets will be divided pro rata on a per share basis among the holders of our common stock.

Each share of common stock entitles the holders thereof to one vote. Holders of common stock do not have cumulative voting rights, meaning that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors if they choose to do so, and, in such event, the holders of the remaining shares will not be able to elect any directors. Our By-Laws require that only a majority of our issued and outstanding shares need be represented to constitute a quorum and to transact business at a stockholders' meeting. Our common stock has no preemptive, subscription or conversion rights and is not redeemable by us.

COMMON STOCK PURCHASE WARRANTS

In connection with our private placement of shares and warrants, in March 2001 we issued an aggregate of 1,208,000 shares of common stock and common stock purchase warrants of 604,000 for the purchase of additional shares. The shares were issued at $.75 and the price per share on the day of closing was $.88. Each warrant, which is not freely transferable, entitles the owner to purchase one share, until not later than April 29, 2006, for an exercise price of $1.50. The shares, including those issuable upon exercise of the warrants, are being registered herein for resale on behalf of the holders. To date, none of the warrants have been exercised.

In connection with our private placement of shares and warrants, in October 2002 we issued an aggregate of 610,000 shares of common stock and common stock purchase warrants of 353,800 for the purchase of additional shares. Each warrant, which is not freely transferable, entitles the owner to purchase one share, until not later than October 31, 2007, for an exercise price of $.50. The shares, including those issuable upon exercise of the warrants, are being registered herein for resale on behalf of the holders. To date, none of the warrants have been exercised.

In connection with our promissory note, in August 2003 we issued common stock purchase warrants of 525,000 for the purchase of common shares. Each warrant, which is not freely transferable, entitles the owner to purchase one share, until not later than August 14, 2008, for an exercise price of $.16. The shares issuable upon exercise of the warrants, are being registered herein for resale on behalf of the holders. To date, none of the warrants have been exercised.

On September 19, 2003, we granted 100,000 warrants to a consultant for services rendered. The warrants expire 5 years from the date of grant and are exercisable at $0.55 per warrant.

In April 2004, we consummated a capital raise through a private placement offered to accredited investors. We offered investment units each costing $35,000, with each unit consisting of (a) a number of shares of common stock of Sense determined by dividing the unit price by $.175 per share and (b) one common stock purchase warrants for every two shares of common stock received upon conversion with an exercise price of $.20 per share. In the event that Sense fails to satisfy registration rights, as defined, the purchase price will be adjusted to $.125 per share. In April 2004, we sold six units under the private placement aggregating 1,200,000 shares of common stock and 600,000 warrants for net proceeds of $210,000. The warrants expire in April 2009.

In May 2004, note holders comprising the $750,000 notes payable converted $175,000 of debt into 673,078 shares of common stock. Additionally, in May and June 2004, we repaid all notes holders in full $575,000.

On May 10, 2004, we issued 6,600,000 shares of common stock and granted 1,650,000 warrants for net proceeds of approximately $1,188,000 in connection with a private placement.

In June 2004, we issued 3,200,000 shares of common stock and granted 800,000 warrants for net proceeds of approximately $545,750 in connection with a second and third closing of the private placement disclosed on May 10, 2004.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is ComputerShare Trust Company, Inc., 350 Indiana Street, Suite 800, Golden, CO 80401, and its telephone number is (303) 262-0600.

                            SELLING SECURITY HOLDERS

The registration statement of which this prospectus is a part, is being filed to fulfill certain contractual obligations in connection with prior private placements of securities which are described below.

SHARES ISSUED FOR CONSULTING SERVICES NOVEMBER 2003

In November of 2004, Sense issued 1,100,000 shares to a consultant, New Castle Consulting, LLC for consulting services regarding public relations, marketing and business development.

Resale of the 1,000,000 shares issued in this transactions is covered by this prospectus.

PRIVATE TRANSACTION DECEMBER 23, 2004

In December 2004, two officers of Sense, Dore Perler and Andrew Goldrich sold 125,000 shares each of stock to Capital Growth Equity Fund. Pursuant to that sale the shares were to be made part of the next registration statement executed by Sense Holdings, Inc.

Resale of the 250,000 shares transferred in these transactions is covered by this prospectus.

SELLING SECURITIES HOLDERS

         The following table sets forth:

o        the name of each selling security holder;

o the number or shares of common stock beneficially owned by each selling security holder as of the date of this prospectus, giving effect to the exercise of the selling security holders' warrants into shares of common stock;

o        the number of shares being offered by each selling security holder;

o        the number of shares represented by exercisable warrants; and,

o        the percent of class owned after offering.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and includes any securities which the person has the right to acquire within 60 days through the conversion or exercise of any security or other right. The information as to the number of shares of our common stock owned by each affiliated selling security holder is based upon information provided by our transfer agent as of September 30, 2004.

We may amend or supplement this prospectus from time to time to update the disclosure set forth in the table. Because the selling security holders identified in the table may sell some or all of the shares owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares.

There are no Shares available for resale hereby that are held by the affiliated selling security holder.

The shares of common stock being offered are being registered to permit public sales and the selling security holders may offer all or part of the shares for resale from time to time. All expenses of the registration of the common stock on behalf of the selling security holder is being borne by us. We may receive some proceeds for the warrants being registered as part of registration. However, there is no guarantee the any such warrants will be exercised. All proceeds received for the exercise of warrants will be used in connection with Sense's on going business and to service any short term debt. An "*" indicates less than 1% of the class after this offering.

                                                                         Shares Available from
                                      Shares          Shares Available      the Exercise of     Shares Owned
                                    Benefically       Pursuant to this   Warrants Pursuant to    After this    Percent of Class
 Selling Security Holder               Owned             Prospectus        this Prospectus         Offering     After Offering
 -----------------------            -----------       ----------------   ---------------------  ------------   ----------------
Capital Growth Equity Fund             250,000            250,000                                      0             *
New Castle Consulting LLC            1,100,000          1,000,000                                100,000             *

Totals                                                  1,250,000                                100,000

NATURAL PERSONS IN CONTROL OF SELLING SECURITY HOLDERS ENTITIES

The following is a list of the natural persons known by Sense to be in control of entities that are selling security holders in this registration:

Capital Growth Equity Fund              Michael Jacobs
New Castle Consulting LLC               Len Panzer


                              PLAN OF DISTRIBUTION

The shares covered by this prospectus may be distributed from time to time by the selling security holders in one or more transactions that may take place on the over-the-counter market. These include ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of these shares as principals, at market prices existing at the time of sale, at prices related to existing market prices, through Rule 144 transactions or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling security holders in connection with sales of securities.

         The selling security holders may sell the securities in one or more of the following methods:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o        privately negotiated transactions;

o        settlement of short sales;

o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

o        a combination of any such methods of sale; and,

o        any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus. Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Broker-dealers may agree to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for us or a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter markets or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with such resales, broker-dealers may pay to or receive from the purchasers of such shares, commissions as described above.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares or common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424 (b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors-in-interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. The maximum commission or discount to be received by any NASD member or independent broker dealer will not be greater than eight percent (8%) for the sale of any securities registered under this prospectus.

In making sales, brokers or dealers used by the selling security holders may arrange for other brokers or dealers to participate. The selling security holders and others through whom such securities are sold may be deemed to be "underwriters" within the meaning of the Securities Act for the securities offered, and any profits realized or commission received may be considered underwriting compensation. There are not any current standby arrangements with any broker-dealers or underwriting firms to resell on behalf of selling shareholders.

At the time a particular offer of the securities is made by or on behalf of a selling security holder, to the extent required, a prospectus is to be delivered. The prospectus will include the number of shares of common stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the shares of common stock purchased from the selling security holder, and any discounts, commissions or concessions allowed or re-allowed or paid to dealers, and the proposed selling price to the public.

We have advised the selling security holders that, at the time of the resale of shares covered by this prospectus is made by or on behalf of a selling security holder, a copy of this prospectus is to be delivered.

We have also advised the selling security holders that during the time as they may be engaged in a distribution of the shares included herein they are required to comply with Regulation M of the Exchange Act. With certain exceptions, Regulation M precludes any selling security holders, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchase made in order to stabilize the price of a security in connection with the distribution of that security.

Sales of securities by us and the selling security holders or even the potential of these sales may have a negative effect on the market price of the shares of common stock offered hereby.

                         SHARES ELIGIBLE FOR FUTURE SALE

At the date of this prospectus, we have 32,572,858 shares of common stock issued and outstanding of which 31,322,858 shares, including the 1,250,000 outstanding shares covered by this prospectus, are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by an affiliate of ours. This does not include 3,500,000 shares issuable upon exercise of options under our stock option plans, 3,298,660 of which have been granted or 9,672,590 shares issuable upon exercise of outstanding warrants. They may be resold by their holders as long as they are covered by a current registration statement or under an available exemption from registration.

Included in the 32,572,858 shares are 14,153,078 shares of common stock currently covered under a registration with an effective date of November 8, 2004. If that registration should lapse in effectiveness, any remaining shares covered by the registration would be restricted securities. Those remaining restricted shares, if any, will become eligible for sale under Rule 144 at various times provided that they have been held for at least one year. In general, Rule 144 permits a shareholder who has owned restricted shares for at least one year, to sell without registration, within a three month period, up to one percent of our then outstanding common stock. We must be current in our reporting obligations in order for a shareholder to sell shares under Rule 144. In addition, shareholders other than our officers, directors or 5% or greater shareholders who have owned their shares for at least two years, may sell them without volume limitation or the need for our reports to be current.

We cannot predict the effect, if any, that market sales of common stock or the availability of these shares for sale will have on the market price of the shares from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market could adversely affect market prices for the common stock and could damage our ability to raise capital through the sale of our equity securities.

                                  LEGAL MATTERS

The validity of common shares including those common shares underlying the warants being offered in this prospectus will be passed upon for us by Joseph D. Garrity, Esq., CHARTERED, 5001 NW 121st Drive, Coral Springs, FL 33076.

                                     EXPERTS

The consolidated financial statements of Sense Holdings, Inc. for the years ending December 31, 2003 and 2002, appearing in this prospectus and registration statement have been audited by Sherb & Co., LLP, independent registered public accounting firm, as set forth in their report (which contained an explanatory paragraph regarding Sense's ability to continue as a going concern) thereon appearing elsewhere in this prospectus, and are included in reliance upon this report given on the authority of such firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

We have filed with the SEC the registration statement on Form SB-2 under the Securities Act for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

The registration statement, including all exhibits, may be inspected without charge at the SEC's Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549, and at the SEC's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these materials may also be obtained from the SEC's Public Reference at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549, upon the payment of prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The registration statement, including all exhibits and schedules and amendments, has been filed with the SEC through the Electronic Data Gathering, Analysis and Retrieval system. Following the effective date of the registration statement relating to this prospectus, we will become subject to the reporting requirements of the Exchange Act and in accordance with these requirements, will file annual, quarterly and special reports, and other information with the SEC. We also intend to furnish our shareholders with annual reports containing audited financial statements and other periodic reports as we think appropriate or as may be required by law.

         NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION SET FORTH HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                TABLE OF CONTENTS

                                                        Page
                                                        ----

         Prospectus Summary..........................      2
         Risk Factors................................      4
         Capitalization..............................     12
         Use of Proceeds.............................     12
         Price Range of Common Stock
          and Dividend Policy........................     12
         Forward-Looking Statements..................     13
         Management's Discussion and
          Analysis or Plan of Operation..............     14
         Business....................................     21
         Management..................................     31
         Executive Compensation......................     35
         Certain Transactions........................     39
         Principal Shareholders......................     39
         Description of Securities...................     40
         Selling Security Holders....................     41
         Plan of Distribution .......................     44
         Shares Eligible for Future Sale.............     46
         Legal Matters...............................     47
         Experts.....................................     47
         Additional Information......................     47
         Financial Statements........................    F-1

                                1,250,000 SHARES


                              SENSE HOLDINGS, INC.





                                   PROSPECTUS




                             ________________, 2005

                                    PART TWO

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Florida Business Corporation Act (the "Corporation Act") permits the indemnification of directors, employees, officers and agents of Florida corporations. Sense's Articles of Incorporation (the "Articles") and Bylaws provide that Sense shall indemnify its directors and officers to the fullest extent permitted by the Corporation Act.

The provisions of the Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution and (d) willful misconduct or conscious disregard for the best interests of Sense in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the Federal securities laws.

The effect of the foregoing is to require Sense to indemnify the officers and directors of Sense for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Sense pursuant to the foregoing provisions, Sense has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses payable by Sense in connection with the distribution of the securities being registered are as follows:

SEC Registration and Filing Fee......................................$     30
Legal Fees and Expenses*.............................................$  2,500
Accounting Fees and Expenses*........................................$  2,500
Financial Printing*..................................................$  2,000
Transfer Agent Fees*.................................................$  1,000
Blue Sky Fees and Expenses*..........................................$  1,000
Miscellaneous*.......................................................$    500
                                                                     --------

          TOTAL......................................................$  9,530
                                                                     ========

* Estimated

         None of the foregoing expenses are being paid by the selling security holders.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

On August 31, 2001, we issued an aggregate of $1,055,000 principal amount of our 10% promissory notes and an aggregate of 1,055,000 shares of our common stock, for an aggregate purchase price of $1,055,000. These securities were sold to 22 persons, each of whom we had reasonable grounds to believe was an accredited investor. Each of the investors (a) had access to business and financial information concerning us, (b) was afforded the opportunity to ask questions of our management concerning our operations and the terms of the offering, (c) represented that it was acquiring the securities for investment purposes only and not with a view towards distribution or resale except in compliance with applicable securities laws and (d) had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Therefore, each investor was also sophisticated within the meaning of Federal securities laws. In connection with this transaction, we issued an additional 105,500 shares of common stock as compensation to the placement agent. In addition, the notes and certificates evidencing all of the shares that were issued contained a legend restricting their transferability absent registration under the Act or the availability of an applicable exemption therefrom. The issuance of these securities was exempt from the registration requirements of the Act by reason of Section 4(2) and/or the rules and regulations thereunder including Rule 506 of Regulation D.

From February 2001 to January 2002, we issued an aggregate of 328,000 shares of common stock to ten individuals in consideration of consulting and professional services rendered to us. The consulting services were for legal services, marketing services, business development services and merger and acquisition services. Each of the consultants and professionals (a) had a preexisting relationship with us, (b) had access to business and financial information concerning us, (c) was afforded the opportunity to ask questions of our management concerning our operations and the terms of the offering, and (d) had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Therefore, each investor was "sophisticated" within the meaning of Federal securities laws. In addition, the certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Act or the availability of an applicable exemption therefrom. The issuance of these securities was exempt from the registration requirements of the Act by reason of
Section 4(2) and/or the rules and regulations thereunder including Rule 506 of Regulation D.

On August 31, 2001, we issued our $30,000 principal amount promissory note and 30,000 shares of common stock to one person, in consideration of consulting services rendered. The consulting services were related to investment banking strategy and advice. The note holder (a) had a preexisting relationship with us,
(b) had access to business and financial information concerning us, (c) was afforded the opportunity to ask questions of our management concerning our operations and the terms of the offering, and (d) had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Therefore, the note holder was "sophisticated" within the meaning of Federal securities laws. In addition, the certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Act or the availability of an applicable exemption therefrom. The issuance of these securities was exempt from the registration requirements of the Act by reason of
Section 4(2) and/or the rules and regulations thereunder including Rule 506 of Regulation D.

On March 1, 2002, the Company raised $2,625,625 through a private placement of 70 units ($37,500 per unit), each unit consisting of 50,000 shares of the Company's common stock and 50,000 common stock warrants exercisable at $1.00 per share with an expiration date of five years from the date of closing. The Company incurred costs in relation to this private placement of $315,075 and netted proceeds of $2,310,550. Additionally, the Company issued to a consultant that provided services in relation to securing the proceeds of this offering,

866,455 common stock warrants exercisable at $1.25 per share. All costs associated with this offering are recorded net against the gross proceeds. The units were issued to a total of seventy-one persons whom the Company had reasonable grounds to believe were accredited investors. Each of the investors
(a) had access to business and financial information concerning the Company, (b) represented that it was acquiring the securities for investment purposes only and not with a view towards distribution or resale except in compliance with applicable securities laws and (c) had such knowledge and experience in business and financial matters that he or she was able to evaluate the risks and merits of an investment in the Company. Therefore each investor was also sophisticated within the meaning of Federal securities laws. In addition, the certificates evidencing the shares and warrants that were issued contained a legend restricting their transferability absent registration under the Act or the availability of an applicable exemption therefrom. The issuance of these securities was exempt from the registration requirements of the Act by reason of
Section 4(2) and/or the rules and regulations thereunder including Rule 506 of Regulation D.

In September 2002, the Company's outstanding notes payable of $1,055,000 along with accrued interest of $105,000 was retired with a cash payment of $1,068,200 and the issuance of 277,500 shares of its common stock. The Company recorded additional interest expense of $51,800 in connection with the conversion of a portion of the notes principal balance. Each of the investors (a) had access to business and financial information concerning the Company, (b) represented that it was acquiring the securities for investment purposes only and not with a view towards distribution or resale except in compliance with applicable securities laws and (c) had such knowledge and experience in business and financial matters that he or she was able to evaluate the risks and merits of an investment in the Company. Therefore each investor was also sophisticated within the meaning of Federal securities laws. In addition, the certificates evidencing the shares and warrants that were issued contained a legend restricting their transferability absent registration under the Act or the availability of an applicable exemption therefrom. The issuance of these securities was exempt from the registration requirements of the Act by reason of Section 4(2) and/or the rules and regulations thereunder including Rule 506 of Regulation D.

In October 2002, as part of a private placement the Company issued 610,000 shares to two accredited investors and aggregated proceeds of $250,000 through a private placement of 2 units ($125,000 per unit), each unit consisting of 152,500 shares of the Company's common stock and 152,500 common stock warrants exercisable at $.50 per share with an expiration date of five years from the date of closing. The Company incurred costs in relation to this private placement of $25,000 and netted proceeds of $225,000. The Company also issued to a consultant that provided services in relation to securing the proceeds of this offering, 48,800 common stock warrants exercisable at $0.50 per share. All costs associated with this offering are recorded net against the gross proceeds. The units were issued to a total of two persons whom the Company had reasonable grounds to believe were accredited investors. Each of the investors (a) had access to business and financial information concerning the Company, (b) represented that it was acquiring the securities for investment purposes only and not with a view towards distribution or resale except in compliance with applicable securities laws and (c) had such knowledge and experience in business and financial matters that he or she was able to evaluate the risks and merits of an investment in the Company. Therefore each investor was also sophisticated within the meaning of Federal securities laws. In addition, the certificates evidencing the shares and warrants that were issued contained a legend restricting their transferability absent registration under the Act or the availability of an applicable exemption therefrom. The issuance of these securities was exempt from the registration requirements of the Act by reason of
Section 4(2) and/or the rules and regulations thereunder including Rule 506 of Regulation D.

During 2002, the Company issued 305,435 of its common shares to consultants and employees for services rendered. The consulting services were for legal services, marketing services, business development services and merger and acquisition services. The consultants and advisors (a) had a preexisting business relationship with the Company, (b) had access to financial statements and other relevant information concerning the Company, (c) had such knowledge in business and financial matters that they were able to understand the risks and merits of an investment in the Company, and were, therefore, sophisticated investors at the time of acquisition and (d) the shares that were issued contained a legend restricting their transferability absent registration under the Act or the availability of an applicable exemption therefrom. Accordingly, these transactions were exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder.

During the quarter ended March 31, 2003, the Company issued 30,250 shares of its common stock for services rendered. The consulting services were legal services. The consultants and employees (a) had a preexisting business relationship with the Company, (b) had access to financial statements and other relevant information concerning the Company, (c) had such knowledge in business and financial matters that they were able to understand the risks and merits of an investment in the Company, and were, therefore, sophisticated investors at the time of acquisition and (d) the shares that were issued contained a legend restricting their transferability absent registration under the Act or the availability of an applicable exemption therefrom. Accordingly, these transactions were exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder.

During the quarter ended March 31, 2003 the Company canceled 15,000 shares of stock that were returned to the Company by a former employee in connection with a settlement agreement dated November 2002.

During the quarter ended June 30, 2003 the Company issued 133,000 shares of its common stock to consultants and employees for services rendered. The consulting services were for legal services and merger and acquisition services. The consultants and employees (a) had a preexisting business relationship with the Company, (b) had access to financial statements and other relevant information concerning the Company, (c) had such knowledge in business and financial matters that they were able to understand the risks and merits of an investment in the Company, and were, therefore, sophisticated investors at the time of acquisition and (d) the shares that were issued contained a legend restricting their transferability absent registration under the Act or the availability of an applicable exemption therefrom. Accordingly, these transactions were exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder.

During the quarter ending June 30, 2003 the Company issued warrants to purchase its common stock through a private placement. The private placement provided for the sale of 15 units at a price of $50,000 per unit in order to raise up to a total of $750,000. As of September 30, 2003, the Company raised a principal amount of $750,000 on 15 units sold and has issued 375,000 in purchase warrants at $.16. All 15 units were issued to a total of seven persons whom the Company had reasonable grounds to believe were accredited investors. Each of the investors (a) had access to business and financial information concerning the Company, (b) represented that it was acquiring the securities for investment purposes only and not with a view towards distribution or resale except in compliance with applicable securities laws and (c) had such knowledge and experience in business and financial matters that he or she was able to evaluate the risks and merits of an investment in the Company. Therefore each investor was also sophisticated within the meaning of Federal securities laws. In connection with this transaction, the Company issued warrants to purchase 150,000 shares of common stock, as compensation to the placement agent. In addition, the certificates evidencing the shares and warrants that were issued contained a legend restricting their transferability absent registration under the Act or the availability of an applicable exemption therefrom. The issuance of these securities was exempt from the registration requirements of the Act by reason of Section 4(2) and/or the rules and regulations thereunder including Rule 506 of Regulation D.

During the quarter ended September 30, 2003 the Company issued 14,720 shares of its common stock for services rendered. The Consultant services were legal services. The consultants and employees (a) had a preexisting business relationship with the Company, (b) had access to financial statements and other relevant information concerning the Company, (c) had such knowledge in business and financial matters that they were able to understand the risks and merits of an investment in the Company, and were, therefore, sophisticated investors at the time of acquisition and (d) the shares that were issued contained a legend restricting their transferability absent registration under the Act or the availability of an applicable exemption therefrom. Accordingly, these transactions were exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder.

On September 19, 2003, the Company granted 100,000 warrants to a consultant for services rendered. The consultant services were business development and marketing services. The warrants expire 5 years from the date of grant and are exercisable at $0.55 per warrant. The consultants and employees (a) had a preexisting business relationship with the Company, (b) had access to financial statements and other relevant information concerning the Company, (c) had such knowledge in business and financial matters that they were able to understand the risks and merits of an investment in the Company, and were, therefore, sophisticated investors at the time of acquisition and (d) the shares that were issued contained a legend restricting their transferability absent registration under the Act or the availability of an applicable exemption therefrom. Accordingly, these transactions were exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder.

During the quarter ended December 31, 2003 the Company issued 522,000 shares of its common stock for services rendered. The consulting services were for legal services, business development services and merger and acquisition services. The consultants and employees (a) had a preexisting business relationship with the Company, (b) had access to financial statements and other relevant information concerning the Company, (c) had such knowledge in business and financial matters that they were able to understand the risks and merits of an investment in the Company, and were, therefore, sophisticated investors at the time of acquisition and (d) the shares that were issued contained a legend restricting their transferability absent registration under the Act or the availability of an applicable exemption therefrom. Accordingly, these transactions were exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder.

During the quarter ended March 31, 2004, the Company issued 117,625 common shares of its common stock for services rendered. The consulting services were for legal services, marketing services, business development services and merger and acquisition services. The shares were issued at the fair values at the date of the issuance which were at prices ranging from $.30 to $.34. In connection with these shares, the Company recorded non-cash compensation and consulting expense of $15,958 and deferred compensation of $10,333, which will be amortized over the service period.

In April 2004, the Company issued 345,518 common shares of its common stock for services rendered. The consulting services were for legal services, marketing services, business development services and merger and acquisition services. The shares were issued at the fair values at the date of the issuance of $.285. In connection with these shares, the Company recorded non-cash compensation and consulting expense of $98,473, which will be amortized over the service period.

In April 2004, the Company consummated a capital raise through a private placement offered to accredited investors. The Company offered investment units each costing $35,000, with each unit consisting of (a) a number of shares of common stock of the Company determined by dividing the unit price by $.175 per share and (b) one common stock purchase warrants for every two shares of common stock received upon conversion with an exercise price of $.20 per share. In the event that the Company fails to satisfy registration rights, as defined, the purchase price will be adjusted to $.125 per share. In April 2004, the Company sold six units under the private placement aggregating 1,200,000 shares of common stock and 600,000 warrants for net proceeds of $210,000. The warrants expire in April 2009.

In May 2004, note holders comprising the $750,000 notes payable converted $175,000 of debt into 673,078 shares of common stock. Additionally, the Company repaid notes holders $450,000.

On May 10, 2004, we issued 6,600,000 shares of common stock and granted 1,650,000 warrants in connection with a private placement.

In June 2004, we issued 3,200,000 shares of common stock and granted 800,000 warrants in connection with a private placement.

In connection with the May 2004 private placement, the Company entered into a placement agency agreement with a third party agent. In connection with this placement agency agreement, the Company issued 980,000 common shares.

In July 2004, the Company issued 9,402 common shares of its common stock for services rendered. These services include legal services. The shares were issued at the fair values at the date of the issuance of $.20 per share. In connection with these shares, the Company recorded non-cash compensation of $1,880.

In August 2004, the Company issued 8,152 common shares of its common stock for services rendered. These services include legal services. The shares were issued at the fair values at the date of the issuance of $.17 per share. In connection with these shares, the Company recorded non-cash compensation of $1,386.

In August 2004, the Company issued 9,375 common shares of its common stock for services rendered. These services include legal services. The shares were issued at the fair values at the date of the issuance of $.18 per share. In connection with these shares, the Company recorded non-cash compensation of $1,688.

In November 2004, the Company issued 11,719 shares of its common stock for services rendered. These services include legal services. The shares were issued at the fair values at the date of the issuance of $.22 per share. In connection with these shares, the Company recorded non-cash compensation of $2,578.

On November 17, 2004, the Company entered into a six-month consulting agreement with a third party for business development and investor relations services. In connection with this consulting agreement, the Company agreed to issue an aggregate of 1,100,000 shares of common stock for services rendered over the contract period unless terminated earlier. The Company valued these shares at their fair market value based on the trading price on the date of issuance of $.22 per share or $242,000 to be amortized over the service period.

On December 22, 2004, the Company issued 11,719 shares of its common stock for services rendered. These services include legal services. The shares were issued at the fair values at the date of the issuance of $.22 per share. In connection with these shares, the Company recorded non-cash compensation of $2,578.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

A. EXHIBITS:

   Exhibit No.                       Description of Document

      2.1 Agreement and Plan of Merger between Century Silver Mines, Inc. and Sense Holdings, Inc. (1)
      3.1(a) Articles of Incorporation of Sense Holdings, Inc. (1) 3.1(b) Articles of Merger of Century Silver Mines, Inc. into Sense Holdings, Inc. (FL) (1)
      3.1(c) Articles of Merger of Century Silver Mines, Inc. into Sense Holdings, Inc. (ID) (1)
      3.2       Bylaws (1)
      5.1       Opinion and Consent of Joseph D. Garrity, Esq. Chartered (6)
      10.1      1999 Stock Option Plan (1)
      10.2      Employment Agreement between the Company and Dore Scott Perler
                (1)
      10.3      Employment Agreement between the Company and Andrew Goldrich (1)
      10.4      Employment Agreement between the Company and Shawn Tartaglia (1)
      10.5 Technology License Agreement, as amended, with SAC Technologies, Inc. (1)
      10.6      Lease for Tamarac Office (1)
      10.11 Manufacturing and Non-Compete Agreement with Test Systems Engineering (1)
      10.12     Sales Agreement with Integrated Design, Inc.(1)
      10.13 Agreement and Plan of Acquisition dated May 31, 2001 with Micro Sensor Technologies, Inc. (2)
      10.14     Patent License Agreement dated March 26, 2001, between Micro
                Sensor Technologies, Inc. and UT-Battelle, LLC (2)
      10.15     Consulting Agreement dated June 1, 2001, between Micro Sensor
                Technologies, Inc., and Dr. Thomas Thundat (2)
      10.16 Work for Others Agreement dated June 4, 2001, between UT-Battelle, LLC and Micro Sensor Technologies, Inc. (2)
      10.17     Form of Promissory Note, as amended (4)
      10.18     Lease for Sunrise Office. (4)
      10.19     2001 Equity Compensation Plan (3)
      10.20 Employment Agreement between the Company and Dore Scott Perler as of December 16, 2002 (4)
      10.21 Employment Agreement between the Company and Andrew Goldrich as of December 16, 2002 (4)
      10.22 Employment Agreement between the Company and Shawn Tartaglia as of December 16, 2002 (4)
      10.23     Promissory Notes and related Agreements closed on August 13,
                2003 (5)
      23.1      Consent of Sherb & Co., LLP (6)
      23.2      Consent of Joseph D. Garrity, Esq. Chartered (see Exhibit 5)(6)
 ------------
      (1) Incorporated by reference to exhibits with the corresponding number filed with our registration statement on Form SB-2 (File No. 333-87293).

      (2) Incorporated by reference to exhibits with the corresponding number filed with our registration statement on Form SB-2 (File No.333-62874).

      (3) Incorporated by reference to exhibits with the corresponding number filed with our registration statement on Form S-8 (File No.333-81306).

      (4) Previously filed with Form 10-KSB December 31, 2002

      (5) Previously filed with Form 10-QSB September 30, 2003

      (6) Filed herewith

ITEM 28. UNDERTAKINGS

The undersigned Registrant also undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
                        CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004
                                   (UNAUDITED)



                                      INDEX



Consolidated Balance Sheet - September 30, 2004 (unaudited)..................F-2

Consolidated Statements of Operations (unaudited)
   For the Three and Nine Months Ended September 30, 2004 and 2003...........F-3

Consolidated Statements of Cash Flow (unaudited)
   For the Nine Months Ended September 30, 2004 and 2003.....................F-4

Notes to Consolidated Financial Statements (unaudited)................F-5 to F-9

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2004
                                   (Unaudited)

                                     ASSETS

Current assets:
  Cash and cash equivalents ..................................      $   864,423
  Marketable securities ......................................            5,251
  Accounts receivable, net of allowance
    for doubtful accounts of $12,438 .........................          112,447
  Inventories ................................................           75,538
  Advances - shareholders ....................................           68,722
  Prepaid expenses ...........................................           10,000
  Other current assets .......................................           12,177
                                                                    -----------

  Total current assets .......................................        1,148,558

Property and equipment, net ..................................           28,084
                                                                    -----------

  Total assets ...............................................      $ 1,176,642
                                                                    ===========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable ...........................................      $    49,697
  Accrued expenses ...........................................           49,684
  Deferred revenue ...........................................            1,540
  Notes payable ..............................................           25,000
                                                                    -----------

  Total current liabilities ..................................          125,921
                                                                    -----------

Shareholders' equity:
  Common stock, $.10 par value,
    100,000,000 shares authorized;
    31,444,094 shares issued and outstanding .................        3,144,410
  Additional paid-in capital .................................        6,786,568
  Accumulated deficit ........................................       (8,729,520)
  Deferred compensation ......................................         (150,737)
                                                                    -----------

  Total shareholders' equity .................................        1,050,721
                                                                    -----------

  Total liabilities and shareholders' equity .................      $ 1,176,642
                                                                    ===========

                 See notes to consolidated financial statements.

                                SENSE HOLDINGS, INC. AND SUBSIDIARY
                               CONSOLIDATED STATEMENTS OF OPERATIONS
                                            (Unaudited)
                                             Three Months Ended            Nine Months Ended
                                                September 30,                 September 30,
                                         ---------------------------   ---------------------------
                                             2004           2003           2004           2003
                                         ------------   ------------   ------------   ------------
Revenues:
   Sale of tangible products ..........  $     15,400   $    107,607   $     71,377   $    378,669
   Consulting services and maintenance          7,565              -         41,389              -
                                         ------------   ------------   ------------   ------------

        Total revenues ................        22,965        107,607        112,766        378,669

Cost of goods sold - tangible products         10,967         37,507         24,168        149,407
                                         ------------   ------------   ------------   ------------

Gross profit ..........................        11,998         70,100         88,598        229,262
                                         ------------   ------------   ------------   ------------

Operating expenses:
   Depreciation and amortization ......         2,905         12,482          8,714         37,446
   Research and development ...........        39,000         61,350         40,655        203,446
   General and administrative .........       253,408        316,211        936,610        831,581
                                         ------------   ------------   ------------   ------------

         Total operating expenses .....       295,313        390,043        985,979      1,072,473
                                         ------------   ------------   ------------   ------------

Loss from operations ..................      (283,315)      (319,943)      (897,381)      (843,211)
                                         ------------   ------------   ------------   ------------

Other income (expense):
   Loss on sale of securities .........             -         (2,612)        (1,760)       (13,230)
   Interest income (expense), net .....       (15,678)       (14,682)      (104,052)       (12,090)
   Unrealized gain (loss) on securities           998         (2,591)         1,444         (3,728)
                                         ------------   ------------   ------------   ------------
        Total other income (expense) ..       (14,680)       (19,885)      (104,368)       (29,048)
                                         ------------   ------------   ------------   ------------

Net loss ..............................  $   (297,995)  $   (339,828)  $ (1,001,749)  $   (872,259)
                                         ============   ============   ============   ============


Net loss per common share
   - basic and diluted ................  $      (0.01)  $      (0.02)  $      (0.04)  $      (0.05)
                                         ============   ============   ============   ============

Weighted average number of shares
   outstanding - basic and diluted ....    31,440,926     16,811,062     24,847,585     16,720,374
                                         ============   ============   ============   ============

                          See notes to consolidated financial statements.

                                                F-3

                                SENSE HOLDINGS, INC. AND SUBSIDIARY
                               CONSOLIDATED STATEMENTS OF CASH FLOWS
                                            (Unaudited)
                                                                            Nine Months Ended
                                                                              September 30,
                                                                       ---------------------------
                                                                           2004            2003
                                                                       -----------     -----------
Cash flows from operating activities:
  Net loss ........................................................    $(1,001,749)    $  (872,259)
                                                                       -----------     -----------
  Adjustments to reconcile net loss to net cash used in operations:
     Depreciation and amortization ................................          8,714          37,446
     Common stock, warrants and options issued for services .......         90,676          63,894
     Amortization of deferred compensation ........................        134,826           4,048
     Amortization of discount of notes payable ....................         75,520               -
     Loss (gain) on sale of investments ...........................          1,760          13,230
     Unrealized (gain) loss on investments ........................         (1,444)          3,728
     Allowance for doubtful accounts ..............................        (35,345)         24,677

  Changes in assets and liabilities:
     Accounts receivable ..........................................         83,124        (104,767)
     Inventories ..................................................         10,251           9,919
     Prepaid expenses .............................................         (1,528)          4,166
     Other current assets .........................................         (2,370)          2,369
     Accounts payable .............................................        (14,378)        (10,845)
     Accrued expenses .............................................        (33,195)         47,748
     Deferred Revenue .............................................          1,540               -
                                                                       -----------     -----------

        Total adjustments .........................................        318,151          95,613
                                                                       -----------     -----------

Net cash used in operating activities .............................       (683,598)       (776,646)
                                                                       -----------     -----------

Cash flows from investing activities:
  Purchases of marketable securities ..............................           (542)       (183,752)
  Proceeds from sales of marketable securities ....................         63,329         317,372
  Purchase of equipment and software ..............................              -         (26,390)
                                                                       -----------     -----------

Net cash flows provided by investing activities ...................         62,787         107,230
                                                                       -----------     -----------

Cash flows from financing activities:
  Proceeds from notes payable .....................................              -         750,000
  Payment of notes payable ........................................       (550,000)              -
  Net proceeds from sale of common stock ..........................      1,943,750               -
                                                                       -----------     -----------

Net cash flows provided by financing activities ...................      1,393,750         750,000
                                                                       -----------     -----------

Net increase in cash ..............................................        772,939          80,584

Cash and cash equivalents - beginning of year .....................         91,484         242,579
                                                                       -----------     -----------

Cash and cash equivalents - end of period .........................    $   864,423     $   323,163
                                                                       ===========     ===========

Supplemental disclosure of cash flow information:
  Cash paid for:
     Interest .....................................................    $    27,863     $         -
                                                                       ===========     ===========
     Income taxes .................................................    $         -     $         -
                                                                       ===========     ===========

 NON-CASH INVESTING AND FINANCING ACTIVITIES:
     Common stock issued for debt .................................    $   175,000     $         -
                                                                       ===========     ===========

                          See notes to consolidated financial statements.

                                                F-4

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004

NOTE 1 - ORGANZIATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Sense Technologies, Inc. ("Sense") was formed on July 13, 1998, to design, develop, manufacture and sell biometric security identification systems.

On January 19, 1999, Sense was acquired by Century Silver Mines, Inc. ("CSM"), an Idaho corporation, for 4,026,700 shares of CSM stock (the "Exchange"). The Exchange was completed pursuant to the Agreement and Plan of Reorganization between Sense and CSM. The Exchange has been accounted for as a reverse acquisition under the purchase method for business combinations. Accordingly, the combination of the two companies is recorded as a recapitalization of Sense, pursuant to which Sense is treated as the continuing entity. In August 1999, pursuant to the approval of the Board of Directors of CSM, the name of the company changed to Sense Holdings, Inc. (the "Company").

On May 31, 2001 the Company acquired 100% of the outstanding stock of Micro Sensor Technologies, Inc. ("Micro Sensor") in exchange for 2,000,000 shares of the Company's common stock. The Company accounted for the acquisition using the purchase method of accounting and, accordingly, the operating results of Micro Sensor have been included in the consolidated financial statements since the date of acquisition.

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial statements and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The accompanying consolidated financial statements for the interim periods are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the periods presented. The consolidated financial statements include the accounts of Sense Holdings, Inc. and its subsidiary. All significant intercompany accounts and transactions have been eliminated. These financial statements should be read in conjunction with the consolidated financial statements and related footnotes for the year ended December 31, 2003 and notes thereto contained in the Report on Form 10-KSB as filed with the Securities and Exchange Commission. The results of operations for the nine months ended September 30, 2004 are not necessarily indicative of the results for the full fiscal year ending December 31, 2004.

Stock Options

The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. The Company adopted the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" and SFAS 148, "Accounting for Stock-Based Compensation -Transition and Disclosure", which permits entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied. The Company accounts for stock options and stock issued to non-employees for goods or services in accordance with the fair value method of SFAS 123.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004

NOTE 1 - ORGANZIATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock Options (continued)

The exercise prices of all options granted by the Company equal the market price at the dates of grant. No compensation expense has been recognized. Had compensation cost for the stock option plan been determined based on the fair value of the options at the grant dates consistent with the method of SFAS 123, "Accounting for Stock Based Compensation", the Company's net loss and loss per share would have been changed to the pro forma amounts indicated below for the nine months ended September 30, 2004 and 2003:

                                                    For the nine months ended
                                                           September 30,
                                                    -------------------------
                                                        2004          2003
                                                    -----------   -----------
   Net loss as reported ..........................  $(1,001,749)  $  (872,259)
     Add: total stock-based employee
     compensation expense determined under fair
     value based method, net of related tax effect      (84,062)            -
                                                    -----------   -----------

     Pro forma net loss ..........................  $(1,085,811)  $  (872,259)
                                                    ===========   ===========

   Basic loss per share:
     As reported .................................  $      (.04)  $      (.05)
                                                    ===========   ===========
     Pro forma ...................................  $      (.04)  $      (.05)
                                                    ===========   ===========

The above pro forma disclosures may not be representative of the effects on reported net earnings for future years as options vest over several years and the Company may continue to grant options to employees.

NOTE 2 - INVENTORIES

At September 30, 2004, inventories consist of the following:

         Raw materials ..............................  $57,388
         Finished goods .............................   18,150
                                                       -------
                                                       $75,538
                                                       =======

NOTE 3 - SHAREHOLDERS' EQUITY

Common stock

During the quarter ended March 31, 2004, the Company issued 117,625 common shares of its common stock for services rendered. These services include legal services, investment relation services and business development services. The shares were issued at the fair values at the date of the issuance which were at prices ranging from $.30 to $.34. In connection with these shares, the Company recorded non-cash compensation and consulting expense of $36,625.

During the quarter ended June 30, 2004, the Company issued 360,474 common shares of its common stock for services rendered. These services include legal services, investment relations services and business development services. The shares were issued at the fair values at the date of the issuance which were at prices ranging from $.23 to $.37. In connection with these shares, the Company recorded non-cash compensation and consulting expense of $93,170 and deferred compensation of $10,000, which will be amortized over the service period.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                               SEPTEMBER 30, 2004

NOTE 3 - SHAREHOLDERS' EQUITY (continued)

Common stock (continued)

In April 2004, the Company consummated a capital raise through a private placement offered to accredited investors. The Company offered investment units each costing $35,000, with each unit consisting of (a) a number of shares of common stock of the Company determined by dividing the unit price by $.175 per share and (b) one common stock purchase warrants for every two shares of common stock received upon conversion with an exercise price of $.20 per share. In the event that the Company fails to satisfy registration rights, as defined, the purchase price will be adjusted to $.125 per share. In April 2004, the Company sold six units under the private placement aggregating 1,200,000 shares of common stock and 600,000 warrants for net proceeds of $210,000. The warrants expire in April 2009.

In May 2004, the Company consummated a capital raise through a private placement offered to accredited investors. The Company is offering, through a placement agent, investment units each costing $10,000, with each unit consisting of (a) a number of shares of common stock of the Company determined by dividing the
(i)unit price by (ii) a price equal to 80% of the 5-day average of the closing bid price of the shares of common stock prior to the initial closing or any subsequent closing of the Placement, with floor on the common stock purchase price of $.20 and a ceiling on the commons tock purchase price of $.26, and (b) a warrant to purchase, at any time prior to the fifth anniversary following the date of issuance of the warrant, a number of shares equal to 25% of the number of shares included with the unit, at a exercise price equal to $.50 per share of common stock. On May 10, 2004, the Company closed on its initial funding and issued 6,600,000 shares of common stock and granted 1,650,000 warrants for net proceeds of $1,188,000. In June 2004, the Company closed on additional funding and issued 3,200,000 shares of common stock and granted 800,000 warrants for net proceeds of $545,750.

In connection with the May 2004 private placement, the Company entered into a placement agency agreement with a third party agent. For services rendered under the Agency Agreement, the Company will pay a cash fee equal to 10% of the aggregate consideration received by the Company in the capital raise, a cash fee equal to five percent of the gross proceeds received by the Company upon the exercise of warrants related to this offering and 500,000 shares of common stock. The 500,000 shares of common stock shall increase pro rata following the time that $1,000,000 is raised in the offering up to a maximum of 1,300,000 common shares. Additionally, the Company reduced the exercise price of 342,475 warrants previously granted to the Placement Agent from $.50 to $.10 per share and extended the expiration date of these warrants to May 2009. Within 45 days of the final closing date, as defined, the Company is required to file an appropriate Registration Statement with the SEC. In June 2004, the Company issued 980,000 shares in connection with this agreement

In May 2004, note holders comprising the $750,000 notes payable converted $175,000 of debt into 673,078 shares of common stock.

In July 2004, the Company issued 9,402 common shares of its common stock for services rendered. These services include legal services. The shares were issued at the fair values at the date of the issuance of $.20 per share. In connection with these shares, the Company recorded non-cash compensation of $1,880.

Stock option and warrants

In May 2004, the Company granted options to purchase 500,000 shares of common stock to employees of the Company. The options are exercisable at $0.27 per share, which exceeds the fair market value of the common stock at the grant date. Accordingly, under APB 25, no compensation expense was recognized. The options expire in May 2007 or earlier due to employment termination.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                               SEPTEMBER 30, 2004

NOTE 3 - SHAREHOLDERS' EQUITY (continued)

Stock option and warrants (continued)

Stock option activity for the nine months ended September 30, 2004 is summarized as follows:

                                                   Number of    Weighted average
                                                     shares       exercise price
                                                   ----------   ----------------
         Outstanding at December 31, 2003 .....     2,345,000         0.56
             Granted ..........................       500,000         0.27
             Exercised ........................             -         0.00
             Canceled .........................      (500,000)        0.50
                                                   ----------        -----

         Outstanding at September 30, 2004 ....     2,345,000        $0.51
                                                   ==========        =====

The following table summarizes the Company's stock options outstanding at September 30, 2004:

                                 Options outstanding and exercisable
                                 ------------------------------------
                                               Weighted      Weighted
                                                average      average
            Range of                           remaining     exercise
         exercise price           Number         life         price
         ---------------         ---------     ---------     --------
         $     0.39-0.50           960,000       0.10        $ 0.43
         $     0.57-0.69           395,000       2.00          0.63
         $     0.75-0.86           465,000       2.65          0.83
         $          0.27           500,000       2.90          0.27
         $          0.18            25,000       1.00          0.18
                                 ---------
                                 2,345,000
                                 =========

Stock warrant activity for the nine months ended September 30, 2004 is summarized as follows:

                                                   Number of    Weighted average
                                                     shares       exercise price
                                                   ----------   ----------------
         Outstanding at December 31, 2003 .....     6,632,590         1.06
             Granted ..........................     3,050,000         0.44
             Cancelled ........................             -            -
                                                   ----------        -----

         Outstanding at September 30, 2004 ....     9,682,590        $0.87
                                                   ==========        =====

The following table summarizes the Company's stock warrants outstanding at September 30, 2004:

                                 Options outstanding and exercisable
                                 ------------------------------------
                                               Weighted      Weighted
                                                average      average
            Range of                           remaining     exercise
         exercise price           Number         life         price
         ---------------         ---------     ---------     --------
         $     0.50-0.55         3,531,300       2.62          0.50
         $     1.25-1.50         5,026,290       2.81          1.28
         $     0.16-0.20         1,125,000       4.50          0.18
                                 ---------
                                 9,682,590
                                 =========

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                               SEPTEMBER 30, 2004

NOTE 4 - MAJOR CUSTOMERS

Substantially all of the sales during the nine months ended September 30, 2004, were derived from two customers. These two customers accounted for approximately 51% of the outstanding accounts receivable at September 30, 2004.

NOTE 5 - GOING CONCERN

As reflected in the accompanying consolidated financial statements, the Company incurred net losses since inception of $8,729,520 and has cash used in operations of $683,598 for the nine months ended September 30, 2004. The Company's ability to continue as a going concern is dependent on achieving profitable operations and the possibility of raising additional equity and/or debt financing. While the Company is attempting to increase sales, the growth has not been significant enough to support the Company's daily operations. During the nine months ended September 30, 2004, the Company completed its private placement and raised net proceeds of $1,943,750. Management believes that it has sufficient working capital funds through October 31, 2005. In the future, the Company may attempt to raise additional funds by way of a public or private offering. There can be no assurance that the Company's efforts will be successful. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 6 - NOTES PAYABLE

During fiscal 2003, the Company raised capital from accredited investors under a private placement memorandum. The private placement provided for the sale of 15 units at a price of $50,000 per unit in order to raise up to a total of $750,000. Each unit consists of a Promissory Note of $50,000 and a Common Stock Purchase Warrant to purchase 25,000 shares of the Company's common stock exercisable at $.16 per share. The purchase warrants expire in five years from the date of the warrant. The notes have a term of one year and provide for interest accrual on the unpaid principal balance of 10% per year. Under the terms of the note, interest is payable quarterly commencing on May 20, 2003. In fiscal 2003, the Company received funds in the amount of $750,000 in connection with the private placement and issued 375,000 in purchase warrants. In May 2004, note holders comprising the $750,000 notes payable converted $175,000 of debt into 673,078 shares of common stock. Additionally, the Company repaid notes holders $550,000. As of September 30, 2004, the Company has a remaining note payable of $25,000 and has accrued interest in the amount of $20,438 in connection with the notes.

NOTE 7 - SUBSEQUENT EVENT

On November 17, 2004, the Company entered into a six-month consulting agreement with a third party for business development and investor relations services. In connection with this consulting agreement, the Company agreed to issue an aggregate of 1,100,000 shares of common stock for services rendered over the contract period unless terminated earlier. The Company valued these shares at their fair market value based on the trading price on the date of issuance of $.22 per share or $242,000 to be amortized over the service period.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
                        CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003



                                TABLE OF CONTENTS

Independent Auditors' Report................................................F-11

Consolidated Financial Statements:

   Consolidated Balance Sheet at December 31, 2003..........................F-12

   Consolidated Statements of Operations for the
    years ended December 31, 2003 and 2002..................................F-13

   Consolidated Statements of Changes in Stockholders' Deficit
    for the years ended December 31, 2003 and 2002..........................F-14

   Consolidated Statements of Cash Flows for the
    years ended December 31, 2003 and 2002..........................F-15 to F-16

Notes to Consolidated Financial Statements..........................F-17 to F-32

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders:
 Sense Holdings. Inc.

We have audited the accompanying consolidated balance sheet of Sense Holdings, Inc. and Subsidiary as of December 31, 2003, and the related consolidated statements of operations, changes in stockholders' deficit and cash flows for the years ended December 31, 2003 and 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sense Holdings, Inc. and Subsidiary, as of December 31, 2003, and the consolidated results of their operations and their cash flows for the years ended December 31, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has a working capital deficiency of $328,580 at December 31, 2003, and has an accumulated deficit of $7,727,771. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                                 /s/Sherb & Co., LLP
                                                    Sherb and Co., LLP
New York, New York                                  Certified Public Accountants
March 15, 2004

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2003


                                     ASSETS

Current assets:
 Cash and cash equivalents ....................................     $    91,484
 Marketable securities ........................................          68,354
 Accounts receivable, net of allowance
  for doubtful accounts of $47,783 ............................         160,226
 Inventories ..................................................          85,789
 Advances - shareholders ......................................          68,722
 Prepaid expenses .............................................           8,472
 Other current assets .........................................           9,807
                                                                    -----------
           Total current assets ...............................         492,854

Property and equipment, net ...................................          36,798
                                                                    -----------
           Total assets .......................................     $   529,652
                                                                    ===========


                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
 Accounts payable .............................................     $    64,075
 Accrued expenses .............................................          82,879
 Notes payable ................................................         674,480
                                                                    -----------
           Total current liabilities ..........................         821,434

Stockholders' deficit:
 Common stock, $.10 par value, 100,000,000
  shares authorized; 18,303,515 shares
  issued and outstanding ......................................       1,830,352
 Additional paid-in capital ...................................       5,840,200
 Accumulated deficit ..........................................      (7,727,771)
 Deferred compensation ........................................        (234,563)
                                                                    -----------
           Total stockholders' deficit ........................        (291,782)
                                                                    -----------
           Total liabilities and stockholders' deficit ........     $   529,652
                                                                    ===========

                 See notes to consolidated financial statements.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                     Years Ended December 31,
                                                  -----------------------------
                                                      2003             2002
                                                  ------------     ------------
Sales ........................................    $    444,147     $    145,363

Cost of goods sold ...........................         169,681           49,532
                                                  ------------     ------------
Gross profit .................................         274,466           95,831
                                                  ------------     ------------
Operating expenses:
 Depreciation and amortization ...............          43,119          112,620
 Research and development ....................         203,546          473,019
 General and administrative ..................       1,162,558        1,173,683
 Impairment of license agreement .............         117,072          216,246
                                                  ------------     ------------
         Total operating expenses ............       1,526,295        1,975,568
                                                  ------------     ------------
Loss from operations .........................      (1,251,829)      (1,879,737)

Other income (expense):
 (Loss) gain on sale of securitie ............         (11,401)           4,538
 Interest expense, net .......................        (143,272)        (693,100)
 Unrealized gain (loss) on securities ........          (3,173)          (4,516)
                                                  ------------     ------------
        Total other income (expense) .........        (157,846)        (693,078)
                                                  ------------     ------------
Net loss .....................................    $ (1,409,675)    $ (2,572,815)
                                                  ============     ============


Net loss per common share -
 basic and diluted ...........................    $      (0.08)    $      (0.17)
                                                  ============     ============
Weighted average number of shares
   outstanding - basic and diluted ...........      16,907,464       14,885,668
                                                  ============     ============

                 See notes to consolidated financial statements.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                              Common Stock,
                                             $.10 Par Value
                                       -------------------------   Additional                                  Total
                                        Number of                    Paid-in      Deferred    Accumulated  Stockholders'
                                          Shares       Amount        Capital    Compensation    Deficit      Deficit
                                       -----------   -----------   -----------  ------------  -----------   -----------
Balance, December 31, 2001 ............ 11,918,136   $ 1,191,813   $ 3,037,181  $         -   $(3,745,281)  $   483,713

Sale of common stock, net .............  4,110,834       411,083     2,124,467            -             -     2,535,550

Issuance of common stock for services .    305,435        30,544       184,265      (18,216)            -       196,593

Amortization of deferred compensation .          -             -             -       14,168             -        14,168

Issuance of common stock for settlement     15,000         1,500         5,400            -             -         6,900

Issuance of common stock in connection
 with note payable ....................     30,000         3,000        19,500            -             -        22,500

Shares issued for conversion of notes
 payable ..............................    277,500        27,750       116,550            -             -       144,300

Net loss for the year .................          -             -             -            -    (2,572,815)   (2,572,815)
                                       -----------   -----------   -----------  -----------   -----------   -----------


Balance, December 31, 2002 ............ 16,656,905     1,665,690     5,487,363       (4,048)   (6,318,096)      830,909

Grant of stock warrants and options
 issued for services ..................          -             -        81,897            -             -        81,897

Grant of stock warrants in connection
 with notes payable ...................          -             -       120,832            -             -       120,832

Common stock issued for services ......  1,661,610       166,162       148,608     (250,200)            -        64,570

Cancelled shares ......................    (15,000)       (1,500)        1,500            -             -             -

Amortization of deferred compensation .          -             -             -       19,685             -        19,685

Net loss for the year .................          -             -             -            -    (1,409,675)   (1,409,675)
                                       -----------   -----------   -----------  -----------   -----------   -----------


Balance, December 31, 2003 ............ 18,303,515   $ 1,830,352   $ 5,840,200  $  (234,563)  $(7,727,771)  $  (291,782)
                                       ===========   ===========   ===========  ===========   ===========   ===========

                 See notes to consolidated financial statements.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                       Years Ended December 31,
                                                      -------------------------
                                                         2003           2002
                                                      -----------   -----------
Cash flows from operating activities:
 Net loss ..........................................  $(1,409,675)  $(2,572,815)
 Adjustments to reconcile net loss to
  net cash used in operations:
  Depreciation and amortization ....................       43,119       112,620
  Bad debt expense .................................       18,919        13,500
  Common stock, warrants and options
   issued for services and interest ................      146,467       210,761
  Common stock issued in connection with
   note payable ....................................            -        22,500
  Common stock issued for settlement ...............            -         6,900
  Common stock issued for interest .................            -        51,800
  Amortization of discount of notes
   payable .........................................       45,312             -
  Amortization of deferred financing
   costs ...........................................            -       568,844
  Amortization of deferred compensation ............       19,685             -
  Loss (gain) on sale of investments ...............       11,401        (4,538)
  Unrealized loss on investments ...................        3,173         4,516
  Loss on impairment of license agreement ..........      117,072       216,246

 Changes in assets and liabilities:
  Accounts receivable ..............................     (112,662)      (26,480)
  Allowance for doubtful accounts ..................       (4,636)            -
  Inventories ......................................       37,320        (3,938)
  Prepaid expenses .................................        5,416        87,783
  Other assets .....................................        2,369       (11,876)
  Accounts payable .................................      (19,910)     (169,387)
  Accrued expenses .................................       75,179       (35,167)
                                                      -----------   -----------
                   Total adjustments ...............      388,224     1,044,084
                                                      -----------   -----------
Net cash used in operating activities ..............   (1,021,451)   (1,528,731)
                                                      -----------   -----------
Cash flows from investing activities:
 Purchases of marketable securities ................     (183,752)   (4,941,464)
 Proceeds from sales of marketable
  securities .......................................      330,498     4,711,814
 Purchase of equipment and software ................      (26,390)      (20,504)
                                                      -----------   -----------
Net cash flows provided by (used in)
 investing activities ..............................      120,356      (250,154)
                                                      -----------   -----------
Cash flows from financing activities:
 Proceeds from notes payable .......................      750,000             -
 Repayment of notes payable ........................            -      (962,500)
 Repayment of advances to shareholders .............            -        10,000
 Advances to shareholders ..........................            -        (2,500)
 Proceeds from the sale of common stock ............            -     2,875,625
 Costs associated with sale of common
  stock ............................................            -      (340,075)
                                                      -----------   -----------
Net cash flows provided by financing
 activities ........................................      750,000     1,580,550
                                                      -----------   -----------
Net decrease in cash ...............................     (151,095)     (198,335)

Cash and cash equivalents - beginning
 of year ...........................................      242,579       440,914
                                                      -----------   -----------
Cash and cash equivalents - end of year ............  $    91,484   $   242,579
                                                      ===========   ===========
                                                                    (continued)
                 See notes to consolidated financial statements.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (continued)

                                                       Years Ended December 31,
                                                      -------------------------
                                                         2003           2002
                                                      -----------   -----------

Supplemental disclosure of cash flow information:
  Cash paid for:
     Interest ......................................  $    26,535   $   105,700
                                                      ===========   ===========
     Income taxes ..................................  $         -   $         -
                                                      ===========   ===========
Non-cash investing and financing activities:
  Common stock issued for conversion
   of notes payable ................................  $         -   $    92,500
                                                      ===========   ===========



                 See notes to consolidated financial statements.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION

Organization

Sense Technologies, Inc. ("Sense") was formed on July 13, 1998, to design, develop, manufacture and sell biometric security identification systems.

On January 19, 1999, Sense was acquired by Century Silver Mines, Inc. ("CSM"), an Idaho corporation, for 4,026,700 shares of CSM stock (the "Exchange"). The Exchange was completed pursuant to the Agreement and Plan of Reorganization between Sense and CSM. The Exchange has been accounted for as a reverse acquisition under the purchase method for business combinations. Accordingly, the combination of the two companies is recorded as a recapitalization of Sense, pursuant to which Sense is treated as the continuing entity. In August 1999, pursuant to the approval of the Board of Directors of CSM, the name of the company changed to Sense Holdings, Inc. (the "Company").

On May 31, 2001, the Company acquired 100% of the outstanding stock of Micro Sensor Technologies, Inc. ("Micro Sensor") in exchange for 2,000,000 shares of the Company's common stock, thereby indirectly acquired the rights and obligations of Micro Sensor under various agreements to which it is a party, including a Patent License Agreement

Principles of consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All material inter-company transactions have been eliminated.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Marketable Securities

Marketable securities are classified as trading securities and are held for resale in anticipation of short-term market movements. At December 31, 2003, marketable securities consisted of U.S. Treasury and Federal Agency securities held for resale. Gains or losses are recognized in the statement of operations when the bonds are sold. Unrealized gains or losses are recognized in the statement of operations on a monthly basis based on changes in the estimated fair value. For the years ended December 31, 2003 and 2002, net unrealized losses related to investments held for trading were $3,173 and $4,516, respectively.

As of December 31, 2003, marketable securities consisted of U.S. Treasury Securities with a market value of $29,144 and municipal bonds with a market value of $39,210.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Inventories

Inventories are stated at the lower of average cost or market and consist of raw materials and finished goods.

Property and Equipment

Property and equipment is stated at cost. Depreciation on property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Income Taxes

Under the asset and liability method of FASB Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance, when in the Company's opinion it is likely that some portion or the entire deferred tax asset will not be realized.

Revenue Recognition

The Company recognizes revenue as units of its product are delivered and installed to the customer.

Fair Value of Financial Instruments

The carrying amounts reported in the balance sheet for cash, marketable securities, receivables, inventories, accounts payable and accrued expenses approximate their fair market value based on the short-term maturity of these instruments.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Impairment of long-lived assets

The Company reviews the carrying value of intangibles and other long-lived assets for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is measured by comparison of its carrying amount to the undiscounted cash flows that the asset or asset group is expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value.

Research and Development

Research and development costs are expensed as incurred. These costs primarily consist of fees paid for the development of the Company's software. Research and development costs for the years ended December 31, 2003 and 2002 were $203,546 and $473,019, respectively.

License Agreement

License agreement is stated at cost, less accumulated amortization. Amortization is computed using the straight-line method over an estimated life of five years based upon management's expectations relating to the life of the technology and current competitive market conditions. The estimated life is reevaluated each year based upon changes in these factors. For the years ended December 31, 2003 and 2002, amortization of the license agreement amounted to $32,928 and $107,196, respectively. In the fourth quarter of 2003, based on an impairment test, the Company decided to write-off the remaining unamortized licensing fee of $117,072. The decision to recognize an impairment loss was made in light of the subsidiary's inability to generate a profit from this licensing agreement, the length of time estimated for us to recover the initial investment, and the uncertainty of market conditions and business performance.

Stock Based Compensation

The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts are amortized over the respective vesting periods of the option grant. The Company adopted the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" and SFAS 148, "Accounting for Stock-Based Compensation -Transition and Disclosure", which permits entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied. The Company accounts for stock options and stock issued to non-employees for goods or services in accordance with the fair value method of SFAS 123.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Warranty Obligations

The Company generally provides the ultimate consumer a warranty with each product and accrues warranty expense at the time of the sale based on the Company's prior claims history. Actual warranty costs incurred are charged against the accrual when paid.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents, marketable securities and notes payable. The Company's investment policy is to invest in low risk, highly liquid investments. The Company does not believe it is exposed to any significant credit risk in its cash investment.

The Company maintains its cash balances at quality financial institutions. These balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 2003, the Company's cash balances did not exceed the insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash on deposit. The Company performs on-going credit evaluations of its customer base including those included in accounts receivable at December 31, 2003, and, generally, does not require collateral. The Company maintains reserves for potential credit losses and such losses have been within management's expectations.

Loss Per Common Share

Basic loss per common share is based upon the weighted average number of common shares outstanding during the year. Diluted earnings (loss) per common share include the effects of potential dilution that would occur if securities (such as warrants) or other contracts (such as options) to issue common stock were exercised or converted into common stock. Such instruments that are convertible into common stock are excluded from the computation in periods in which they have an anti-dilutive effect. Potential common shares included in the computation are not presented in the consolidated financial statements, as their effect would be anti-dilutive.

The following table presents a reconciliation of basic and diluted earnings per share:

                                                       2003             2002
                                                   -----------     ------------

Net (loss) income .............................    $(1,409,675)    $ (2,572,815)
                                                   ===========     ============
(Loss) income available to common shares ......    $(1,409,675)    $ (2,572,815)
                                                   ===========     ============
Weighted average shares outstanding
 - basic and diluted ..........................     16,907,464       14,885,668
                                                   ===========     ============
 EPS - Basic and diluted ......................    $     (0.08)    $      (0.17)
                                                   ===========     ============

As of December 31, 2003, 8,922,590 common stock options and warrants were not included in the computation of diluted earnings per share as their effect would have been anti-dilutive.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Recent Accounting Pronouncements

In January 2003, the FASB issued Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities." FIN 46 requires that if an entity has a controlling financial interest in a variable interest entity, the assets, liabilities and results of activities of the variable interest entity should be included in the consolidated financial statements of the entity. FIN 46 requires that its provisions are effective immediately for all arrangements entered into after January 31, 2003. The Company does not have any variable interest entities created after January 31, 2003. For those arrangements entered into prior to January 31, 2003, the FIN 46 provisions are required to be adopted at the beginning of the first interim or annual period beginning after June 15, 2003. The Company has not identified any variable interest entities to date and will continue to evaluate whether it has variable interest entities that will have a significant impact on its consolidated balance sheet and results of operations.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective for the first interim period beginning after June 15, 2003, with certain exceptions. The adoption of SFAS No. 150 did not have a significant impact on our consolidated financial position or results of operations.

NOTE 2 - BASIS OF PRESENTATION

The accompanying consolidated financial statements are prepared assuming the Company will continue as a going concern. During the years ended December 31, 2003 and 2002, the Company incurred losses from operations of $1,409,675 and $2,572,815, respectively. During the years ended December 31, 2003 and 2002, the Company had negative cash flows from operations in the amount of $1,021,451 and $1,528,731, respectively. While the Company is attempting to increase sales, the growth has not been significant enough to support the Company's daily operations. Management intends to attempt to raise additional funds by way of a public or private offering. While the Company believes in the viability of its strategy to improve sales volume and in its ability to raise additional funds, there can be no assurances to that effect.

NOTE 3 - MAJOR CUSTOMERS

Substantially all of the sales during the year ended December 31, 2003, were derived from four customers. These same four customers accounted for 80% of the outstanding accounts receivable at December 31, 2003.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 4 - INVENTORIES

At December 31, 2003 inventories consists of:

                            Raw materials   $67,989
                            Finished goods   17,800
                                            -------
                                            $85,789
                                            =======

NOTE 5 - RELATED PARTY TRANSACTIONS

Certain shareholders have received funds from the Company in the form of demand notes bearing no interest. During the periods ended December 31, 2003 and 2002 the Company advanced shareholders $0 and $2,500, respectively. During the same periods, the shareholders made repayments to the Company of $0 and $10,000, respectively. At December 31, 2003 and 2002, the balance on the amount owed to the Company was $68,722 and $68,722, respectively.

NOTE 6 - PROPERTY AND EQUIPMENT

At December 31, 2003, property and equipment consisted of the following:

                                           Estimated life

Computer equipment and software               3-5 years          $       41,585
Furniture and fixtures                         7 years                   19,104
Less: Accumulated depreciation and
amortization                                                            (23,891)
                                                                   -------------
                                                                 $        36,798
                                                                   =============

For the years ended December 31, 2003 and 2002, depreciation expense amounted to $6,024 and $5,424, respectively. For the year ended December 31, 2003, amortization expense related to the computer software amounted to $4,167.

NOTE 7 - ACQUISITION

On May 31, 2001, the Company acquired 100% of the outstanding stock of Micro Sensor Technologies, Inc. ("Micro Sensor") in exchange for 2,000,000 shares of the Company's common stock. The Company accounted for this acquisition using the purchase method of accounting and, accordingly, the operating results of Micro Sensor have been included in the Company's consolidated financial statements since the date of acquisition. The Company valued the shares exchanged at $0.38 per share, the fair value at the acquisition date, or $760,000. The purchase price exceeded the fair value of assets acquired by $535,972. The excess had been recorded as a license agreement and was being amortized on a straight-line basis over five years.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 7 - ACQUISITION (continued)

Management determined that, as of December 31, 2002, a write-down of the license agreement related to the acquisition of Micro Sensor was necessary as the Company's projections of future operating results indicated impairment. Based on such projections and other analysis the Company took an impairment charge of $216,246 related to the Micro Sensor license agreement. This amount is included in the statement of operations under "Impairment of license agreement." The remaining license agreement as of December 31, 2002 totaling $150,000 was amortized in 2003 in the amount of $32,928. In the fourth quarter of 2003, based on an impairment test, the Company decided to write-off the remaining unamortized licensing fee of $117,072. The decision to recognize an impairment loss was made in light of the subsidiary's inability to generate a profit from this licensing agreement, the length of time estimated for us to recover the initial investment, and the uncertainty of market conditions and business performance.

NOTE 8 - NOTES PAYABLE

On August 31, 2001, the Company issued promissory notes in the amount of $1,055,000 in connection with a private placement. The notes bear interest at 10% per annum. In November 2001, the note agreements were amended. The maturity date of the notes was extended from an original maturity date of March 1, 2002 to September 1, 2002. Additionally, each note payable was convertible into common stock at a conversion price of $.75 per share or an aggregate of 1,406,661 shares of common stock. The beneficial conversion feature present in the issuance of the promissory notes as determined on the date of issuance of the Company's common stock totaled $70,000. This amount was recorded as deferred financing costs and amortized over the life of the notes. For the years ended December 31, 2003 and 2002, $0 and $46,667, respectively, was charged to interest expense. In September 2002, the Company's outstanding notes payable of $1,055,000 along with accrued interest of $105,000 was retired with a cash payment of $1,068,200 and the issuance of 277,500 shares of its common stock at $.52 per share. The Company recorded additional interest expense of $51,800 in the year ended December 31, 2002 in connection with the conversion of a portion of the notes principal balance.

During the year ended December 31, 2003 the Company raised capital, from accredited investors, under a private placement memorandum. The private placement provided for the sale of 15 units at a price of $50,000 per unit in order to raise up to a total of $750,000. Each unit consists of a Promissory Note of $50,000 and a Common Stock Purchase Warrant to purchase 25,000 shares of the Company's common stock exercisable at $.35 per share. The purchase warrants expire in five years from the date of the warrant. The notes have a term of one year and provide for interest accrual on the unpaid principal balance of 10% per year. Under the terms of the note, interest is payable quarterly commencing on May 1, 2003. The principal and any unpaid accrued interest are due on August 13, 2004. As of December 31, 2003, the Company received funds in the amount of $750,000 in connection with the private placement and has issued 375,000 in purchase warrants. In connection with this transaction, the Company issued warrants to purchase 150,000 shares of common stock, as compensation to the placement agent. The Company valued these warrants utilizing the Black-Scholes options pricing model at approximately $0.38 or $57,615 and recorded as additional interest expense.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 8 - NOTES PAYABLE (continued)

On August 12, 2003 the Company amended the private placement and reduced the exercise price of the warrants to $.16 per share. All other terms of the offering remained in effect. As the Company raised the maximum amount of funds as described the private placement, the offering was closed on August 12, 2003.

In connection with the warrants issued with the notes, the Company recorded imputed interest in the amount of $120,832 that will be amortized over the life of the notes. For the year ended December 31, 2003 the amount of imputed interest charged to interest expense was $45,312. As of December 31, 2003, the notes payable were $750,000 and was netted against the $75,520 corresponding asset imputed interest, therefore $674,480 appears on the face of the balance sheet. The Company has accrued interest in the amount of $18,974 in connection with the notes.

NOTE 9 - COMMITMENTS

Operating Lease

The Company leases office space under an operating lease commencing March 1, 2002. The lease terminates on February 28, 2005. At December 31, 2003, minimum rental commitments are as follow:

                     2004                       $ 41,741
                     2005                          7,305
                                                --------
                                                $ 49,046
                                                ========

For the years ended December 31, 2003 and 2002 rent expense was $59,549 and $56,688, respectively.

License Agreement

On August 27, 2001, the Company entered into a license agreement with a software development company. Under the terms of the agreement, the Company has been granted a non-exclusive, non-transferable right to incorporate, use, copy, reproduce, market, sell, and distribute the software company's technology in its identification systems. The agreement expires on August 31, 2004 and may be renewed for an additional year. The Company paid an initial transfer fee of $25,000 and is required to pay an annual maintenance fee of $15,300. In addition, the Company is required to pay royalty fees in the amount of between $10 and $25 per system sold, depending on the quarterly volume. Under the terms of the original agreement the Company was required to pay a minimum quarterly royalty fee of $25,000 beginning in 2003. In December 2002, both parties agreed to amend the agreement and reduced the required minimum quarterly royalty fee to $5,000 beginning in 2003.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 10 - EMPLOYMENT AGREEMENTS

In December 2002 the Company entered into two year employment agreements with its Chief Executive Officer, Chief Financial Officer and Chief Technology Officer. In the event of involuntary termination without cause or disability each executive would be entitled to the following compensation for the succeeding 24 months following the date of termination:

         i) Two hundred (200%) percent of the executive's base compensation in effect on the date of the employment termination; plus

         ii) Two hundred (200%) percent of the executive's annual incentive bonus earned on a quarterly basis as of the date of the termination, assuming the executive was employed on the last day of the quarter in which termination of employment occurred.

In the event the executive is terminated for "cause" the executive will be entitled to any unpaid salary through the date of termination and deferred compensation will be forfeited. In the event there is a "Change in Control" the Company will be required to pay the executive a lump sum equal to 299% of the executive's base compensation in effect on the date of employment plus 299% of the executive's prior year incentive bonus. The executive may, at their discretion, elect to terminate the contract by giving the Board 90 days written notice and the executive would not be entitled to severance benefits.

NOTE 11 - INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax bases of assets and liabilities, and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. The provision (benefit) for income taxes differs from the amounts computed by applying the statutory federal income tax rate to income (loss) before provision for income taxes, the reconciliation is as follows:

                                                 Year Ended December 31,
                                                 2003              2002
                                              ----------        ----------

Tax benefit computed at statutory rate .....  $(479,000)        $(874,700)
                 Permanent differences .....     85,500           204,000
    State income taxes, net of benefit .....    (20,000)          (66,400)
       Income tax benefit not utilized .....    413,500           737,100
                                              ---------         ---------

                Net income tax benefit .....  $       -         $       -
                                              =========         =========

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 11 - INCOME TAXES, CONTINUED

The Company has a net operating loss carry forward for tax purposes totaling approximately $5,300,000 at December 31, 2003, expiring through the year 2023. Such amounts could be subject to the limitations under Section 382 of the Internal Revenue Code relating to changes in ownership.

Listed below are the tax effects of the items related to the Company's net tax asset:
                                                            December 31,
                                                        2003           2002
                                                    -----------     -----------

Tax benefit of net operating loss carryforward .    $ 1,846,500     $ 1,483,000
Impairment of license agreement ................         42,000               -
Other ..........................................          8,000               -
Valuation Allowance ............................     (1,896,500)     (1,483,000)
                                                    -----------     -----------
Net deferred tax asset recorded ................    $         -     $         -
                                                    ===========     ===========

After consideration of all the evidence, both positive and negative, management has recorded a valuation allowance at December 31, 2003 and 2002, due to the uncertainty of realizing the deferred income tax assets. The valuation allowance was increased by $413,500 from the prior year.

NOTE 12 - STOCKHOLDERS' EQUITY

Common Stock

On August 31, 2001, in connection with a promissory note, the Company issued 1,055,000 shares of common stock. The stock was issued having a fair market value on the date that the funds were received of $598,185. The amount was recorded as common stock and deferred financing costs, which are being amortized over the life of the notes. For the years ended December 31, 2003 and 2002, $0 and $398,790, respectively, was charged to interest expense.

Additionally, in connection with the offering, the Company issued to an investment banker for services provided in relation to securing the proceeds of this offering, 105,000 shares of its common stock and paid other fees of $125,545. The shares were valued $.57 per share, the fair value on the date of the issuance, or $59,535. The Company has recorded the total amount of $185,080 as deferred financing costs and is amortizing the costs over the life of the notes. For the years ended December 31, 2003 and 2002, $0 and $123,387, respectively, has been charged to interest expense.

On January 30, 2002, the shareholders of the Company approved an increase in the number of authorized shares to 40,000,000.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 12 - STOCKHOLDERS' EQUITY, (continued)

Common Stock, continued

During the year ended December 31, 2002, the Company issued 305,435 shares of its common stock for services rendered. The shares were issued at the fair value at the date of the issuance which were at prices ranging from $.31 to $.97. The Company recorded an expense of $196,593 and deferred compensation of $18,216. At December 31, 2002 the balance remaining of deferred compensation was $4,048.

On March 1, 2002, the Company raised $2,625,625 through a private placement of 70 units ($37,500 per unit), each unit consisting of 50,000 shares of the Company's common stock and 50,000 common stock warrants exercisable at $1.25 per share with an expiration date of five years from the date of closing. The Company incurred costs of $315,075 associated with the sale of the units.

In October 2002, the Company raised $250,000 through a private placement of 610,000 shares to two accredited investors. In addition the Company issued 305,000 common stock purchase warrants exercisable at $.50 per share with an expiration date of five years from the date of closing. The Company incurred costs of $25,000 associated with the sale of the shares.

During the year ended December 31, 2002, the Company issued 30,000 shares at a price of $.75 per share, the fair value at the date of issuance, in connection with a note payable issued in November 2001. The Company recorded interest expense in the amount of $22,500 in connection with this transaction.

A former employee of the Company was issued 15,000 shares of common stock from the company's 2001 Equity Compensation Plan as settlement of a contractual dispute. An expense in the amount of $6,900 was recorded in connection with the settlement. During the quarter ended March 31, 2003 the Company canceled the same 15,000 shares of stock that were returned to the Company by the former employee in connection with the settlement.

During the period ended March 31, 2003, the Company issued 30,250 shares of its common stock for services rendered. The shares were issued at the fair value at the date of the issuance which were at prices ranging from $.27 to $.42. The Company recorded an expense of $10,868.

During the quarter ended June 30, 2003 the Company issued 133,000 shares of its common stock for services rendered. The shares were issued at the fair value at the date of the issuance which were at prices ranging from $.19 to $.22. The Company recorded an expense of $25,930.

During the quarter ended September 30, 2003 the Company issued 14,720 shares of its common stock for services rendered. The shares were issued at the fair value at the date of the issuance which were at prices ranging from $.24 to $.35. The Company recorded an expense of $4,646.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 12 - STOCKHOLDERS' EQUITY, CONTINUED

Common Stock, continued

During the quarter ended December 31, 2003, the Company issued 23,640 shares of its common stock for services rendered to an employee. The shares were issued at the fair value at the date of the issuance which were at prices ranging from $.21 to $.26. The Company recorded an expense of $5,625.

On November 17, 2003, in connection with two-year consulting agreements expiring on November 16, 2005, the Company issued 1,390,000 shares of common stock for services rendered and to be rendered in the future. The Company valued these shares at their market value on the date of issuance of $.18 per share and recorded non-cash compensation expense of $15,637 and deferred compensation of $234,563, which will be amortized over the service period.

On December 31, 2003, the Company issued 70,000 shares of common stock in connection with the payment of past due and future rent. The Company valued these shares at their market value on the date of issuance of $.25 per share and recorded rent expense of $14,583 and a prepaid asset of $2,917, which will be amortized over the rental period.

Common Stock Option and Warrants

1999 Stock Option Plan

On July 19, 1999, the board of directors adopted the Company's 1999 Stock Option Plan (the "1999 Plan"). The company has reserved 1,500,000 shares of common stock for issuance upon exercise of options granted from time to time under the 1999 stock option plan. The 1999 stock option plan is intended to assist the Company in securing and retaining key employees, directors and consultants by allowing them to participate in the Company's ownership and growth through the grant of incentive and non-qualified options. Under the stock option plan, the Company may grant incentive stock options only to key employees and employee directors, or the Company may grant non-qualified options to employees, officers, directors and consultants. The 1999 stock option plan is currently administered by the Company's board of directors. Subject to the provisions of the 1999 stock option plan, the board will determine who shall receive options, the number of shares of common stock that may be purchased under the options, the time and manner of exercise of options and exercise prices. The term of the options granted under the 1999 stock option plan may not exceed ten years (five years for an incentive stock option granted to an optionee owning more than 10% of our voting stock).

The exercise price for incentive stock options will be equal to or greater than 100% of the fair market value of the shares of the common stock at the time granted. However, the incentive stock options granted to a 10% holder of the Company's voting stock are exercisable at a price equal to or greater than 110% of the fair market value of the common stock at the date of the grant. The exercise price for non-qualified options will be set by the board, in its discretion, but in no event shall the exercise price be less than 75% of the fair market value of the shares of common stock on the date of grant. The exercise price may be payable in cash or, with the approval of the board,

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 12 - STOCKHOLDERS' EQUITY, CONTINUED

Common Stock Option and Warrants, continued

by delivery of shares or a combination of cash and shares. Shares of common stock received upon exercise of options will be subject to restrictions on sale or transfer. As of December 31, 2002, the Company had granted all 1,500,000 options under the 1999 stock option plan.

2001 Equity Compensation Plan

On November 26, 2001, the board of directors adopted the Company's 2001 Equity Compensation Plan (the "2001 Plan"). The Company has reserved 2,000,000 shares of the Company's common stock. The purpose of the 2001 Plan is to provide designated employees, certain key advisors who perform services for the Company, and non-employee board members with the opportunity to receive grants of incentive stock options, nonqualified stock options and restricted stock. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company's shareholders. The Plan will be administered by the Company's board of directors or a committee appointed by the board. Subject to the provisions of the stock option plan, the board of directors or its appointed committee shall have the sole authority to determine the individuals to whom grants shall be made, the type, size and terms of the grants to be made to each individual. In addition, the board or its appointed committee will determine the time when the grants will be made and the duration of grants including exercise or restrictions and criteria for exercisability.

The term of the options granted under the 2001 Plan may not exceed ten years (five years for an incentive stock option granted to an optionee owning more than 10% of our voting stock). The exercise price for incentive stock options may be equal to or greater than the fair market value of the shares of the common stock at the time granted. However, the incentive stock options granted to a 10% holder of the Company's voting stock are exercisable at a price equal to or greater than 110% of the fair market value of the common stock at the date of the grant. In the case of an option granted that qualifies as performance based compensation, the exercise price may not be less than 100% of the fair market value of the Company's stock on the date of grant. The exercise price for non-qualified options granted to non-employee directors, shall equal 100% of the fair market value of the Company's common stock at the date of grant. The exercise price may be payable in cash or, with the approval of the board, by delivery of shares or a combination of cash and shares. Shares of common stock received upon exercise of options will be subject to restrictions on sale or transfer. As of December 31, 2002, the Company has granted 951,333 options under the 2001 stock option plan.

During 2002, the Company granted options to purchase 50,000 shares of common stock to certain employees of the Company under the 1999 Plan and 505,000 shares under the 2001 Plan. The options expire in two or three years from the grant date. The options are exercisable at per share prices ranging from $.45 to $.75 per share and $.45 to $.86 per share, respectively, which was the fair value of the common stock at the grant date. Accordingly, under APB 25, no compensation expense was recognized.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 12 - STOCKHOLDERS' EQUITY (Continued)

Common Stock Option and Warrants, continued

2001 Equity Compensation Plan, continued

On July 15, 2003, the Company granted 25,000 options to a consultant for services rendered. The warrants expire 2 years from the date of grant and are exercisable at $0.18 per option. The Company valued these warrants utilizing the Black-Scholes options pricing model at approximately $0.073 or $1,832 and recorded non-cash consulting expense.

In 2003 and 2002, the Company canceled 131,333 and 139,167 options, respectively, that were not exercised prior to expiration or termination of employment from employees.

The per-share weighted average exercise price of stock options granted during 2003 and 2002 was $0.18 and $0.78, respectively, on the date of grant using the Black-Scholes pricing model and the following assumptions:

                                                 2003          2002
                                                 ----        -------
     Expected dividend yield                      0%             0%
     Risk-free interest rate                     4.0%           4.0%
     Annualized volatility                       70%           108%
     Expected life, in years                      2            2-5

 Stock option activity for the years ended December 31, 2003 and 2002 is summarized as follows:

                                               Number of    Weighted average
                                                shares       exercise price
                                              ---------       -------------
      Outstanding at December 31, 2001         2,035,500   $      0.51
          Granted                                555,000          0.78
          Exercised                                 -                -
          Canceled                              (139,167)         0.51
                                              -----------      ------------

      Outstanding at December 31, 2002         2,451,333          0.57
          Granted                                 25,000          0.18
          Exercised                                   -             -
          Canceled                              (131,333)         0.57
                                              ------------     -----------

      Outstanding at December 31, 2003         2,345,000    $      0.56
                                               =========       ===========

The following table summarizes the Company's stock options outstanding at December 31, 2003:

                               Options outstanding and exercisable
                       --------------------------------------------------
                                            Weighted      Weighted
                                            average       average
          Range of                          remaining     exercise
       exercise price           Number         life         price
      ----------------         ---------     ---------     --------
       $      0.39-0.50        1,460,000       0.56        $  0.45
       $      0.57-0.69          395,000       2.43           0.63
       $      0.75-0.86          465,000       3.11           0.83
       $           0.18           25,000       1.50           0.18
                              -----------
                               2,345,000

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 12 - STOCKHOLDERS' EQUITY (Continued)

Common Stock Option and Warrants, continued

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related Interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the estimated fair value of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. The Company has adopted the "disclosure only" alternative described in SFAS 123 and SFAS 148, which require pro forma disclosures of net income and earnings per share as if the fair value method of accounting had been applied.

The following table presents pro forma net loss and per share amounts as if the fair value method had been applied to employee stock options granted:

                                               Years Ended December 31,
                                        --------------------------------------
                                               2003                 2002
                                        -----------------   -------------------
    Net (loss):
     As reported                          $ (1,409,675)          $ (2,572,815)
     Pro forma                              (1,409,675)            (2,898,265)

    Diluted (loss) per common share:
     As reported                          $      (0.08)          $      (0.17)
     Pro forma                                   (0.08)                 (0.19)

During the year ended December 31, 2002 the Company granted 4,721,090 common stock purchase warrants through a private placement. The warrants are exercisable at prices ranging from $.50 to $1.50 per share.

During the year ended December 31, 2002, the Company canceled 50,000 common stock purchase warrants that were not exercised prior to expiration or termination of employment.

On September 19, 2003, the Company granted 100,000 warrants to a consultant for services rendered. The warrants expire 5 years from the date of grant and are exercisable at $0.55 per warrant. The Company valued these warrants utilizing the Black-Scholes options pricing model at approximately $0.22 or $22,450 and recorded non-cash consulting expense.

As of December 31, 2003, in connection with the private placement discussed in
Note 8, the Company granted 375,000 warrants to purchase 375,000 shares of the Company's common stock exercisable at $.16 per share. The purchase warrants expire in five years from the date of the warrant. In connection with this transaction, the Company issued warrants to purchase 150,000 shares of common stock, as compensation to the placement agent. The Company valued these warrants utilizing the Black-Scholes options pricing model at approximately $0.38 or $57,615 and recorded additional interest expense.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 12 - STOCKHOLDERS' EQUITY (Continued)

Common Stock Option and Warrants, continued

Stock warrant activity for the years ended December 31, 2003 and 2002 is summarized as follows:

                                                   Number of   Weighted average
                                                    shares     exercise price
                                                   ---------    -------------
          Outstanding at December 31, 2001         1,281,500      $      0.98
              Granted                              4,721,090             1.19
              Exercised                                -                  -
              Cancelled                              (50,000)            0.98
                                                   ----------     -----------

          Outstanding at December 31, 2002         5,952,590             0.99
              Granted                                625,000             0.22
              Exercised                                    -                -
              Cancelled                                    -                -
                                                   ---------      -----------

         Outstanding at December 31, 2003          6,577,590      $      1.06
                                                   =========      ===========

The following table summarizes the Company's stock warrants outstanding at December 31, 2003:

                               Options outstanding and exercisable
                       --------------------------------------------------
                                            Weighted      Weighted
                                            average        average
          Range of                          remaining     exercise
       exercise price           Number        life          price
      ----------------         ---------    ---------     --------
      $       0.50-0.55        1,081,300        2.87         0.50
      $       1.25-1.50        4,971,290        3.07         1.28
      $           0.16           525,000        4.50         0.16
                               ---------
                               6,577,590

NOTE 13 - SUBSEQUENT EVENTS

During January and February 2004, the Company issued 10,000 shares of the Company's common stock to a consultant in consideration for services rendered during the months of January and February 2004.

On March 1, 2004, the Company entered into an agreement with a third party inventor to acquire all rights, title and interest in this patent for $1,500,000. The Company was granted a three month option to raise the funds required to acquire this patent. Simultaneously, the Company entered into a consulting agreement with this inventor whereby the Company is required to pay $10,000 per month. The option period can be extended for one additional three-month period. An additional three-month extension is permitted with the additional requirement of the payment of a monthly consulting fee of $20,000 per month. Prior to the beginning of each three-month option period, the Company shall place in an account designated by the inventor enough free-trading common shares whose value at the day placement shall be equal to the total three-month period requirement plus all fees and costs incurred or to be incurred for trading of the stock.

In March 2004, the Company, by a vote of the majority shareholders and the approval of the board of directors, increased its authorized common shares to 100,000,000.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Post Effective Amendment No. 1 on Form SB-2 Amendment No. 4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Sunrise, Florida on January 14, 2004.

                                        SENSE HOLDINGS, INC.

                                        By:  /s/ Dore Scott Perler
                                             ---------------------
                                        Dore Scott Perler
                                        Chief Executive Officer
                                        President and Chairman of the Board


Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No.1 on the Form SB-2 Amendment No. 4 registration statement has been signed by the following persons in the capacities and on the dates indicated.

      SIGNATURE                           TITLE                       DATE
      ---------                           -----                       ----

 /s/ Dore Scott Perler          Chief Executive Officer,        January 14, 2004
 ---------------------          President and Chairman of
 Dore Scott Perler              the Board (Principle
                                Executive Officer)


 /s/ Andrew Goldrich            Chief Financial Officer,        January 14, 2004
 -------------------            Vice President and Director
 Andrew Goldrich                Treasurer and Secretary
                                (Principle Financial Officer)


 /s/ Shawn Tartaglia            Chief Technical Officer         January 14, 2004
 -------------------            Vice President and Director
 Shawn Tartaglia


 /s/ Julie Slater               Director                        January 14, 2004
 ----------------
 Julie Slater